UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2023

DASEKE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37509	47-3913221
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15455 Dallas Parkway, Suite 550 Addison, Texas	75001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 248-0412

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DSKE	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act   ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously announced, on December 22, 2023, Daseke, Inc. (the “Company” or “Daseke”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with TFI International Inc., a corporation incorporated pursuant to the Canada Business Corporations Act (“Parent”), and Diocletian MergerCo, Inc., a Delaware corporation and an indirect, wholly owned subsidiary of Parent (“Acquisition Sub”). Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, Acquisition Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent.

The Company’s board of directors (the “Board”) unanimously (i) approved the Merger Agreement and the transactions contemplated thereby, including the Merger, (ii) determined that the Merger and the other transactions contemplated by the Merger Agreement are advisable and in the best interests of the Company and its stockholders and (iii) subject to the terms of the Merger Agreement, directed that the adoption of the Merger Agreement be submitted for consideration by the Company’s stockholders and resolved to recommend the adoption of the Merger Agreement by the Company’s stockholders.

Effect on Company Capital Stock

As a result of the Merger, except as otherwise provided in the Merger Agreement, each share of common stock, par value $0.0001 per share, of the Company (“Common Stock”) issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) will be converted into the right to receive $8.30 per share in cash, without interest (the “Merger Consideration”).

If the Merger is consummated, the Common Stock will be delisted from the NASDAQ Stock Market and deregistered under the Securities Exchange Act of 1934, as amended, as soon as practicable following the Effective Time.

Pursuant to the Merger Agreement, the Company has agreed to use its commercially reasonable efforts following the date of the Merger Agreement (December 22, 2023), but subject to and conditioned upon the Effective Time, to obtain, or cause to be obtained, the consent of the holders of the 7.625% Series A Convertible Cumulative Preferred Stock, par value $0.0001 per share, of the Company (the “Convertible Preferred Stock”) to elect to be converted into shares of Common Stock upon the occurrence of the Effective Time (and, otherwise, pursuant to the terms of the Certificate of Designations, Preferences, Rights and Limitations of the Convertible Preferred Stock) such that the resulting Common Stock is converted into the right to receive the Merger Consideration. In addition, pursuant to the Merger Agreement, the Company has agreed to use commercially reasonable efforts to facilitate the redemption of the Series B-1 Perpetual Redeemable Preferred Stock, par value $0.0001 per share (“Series B-1 Preferred Stock”), of the Company and the Series B-2 Perpetual Redeemable Preferred Stock, par value $0.0001 per share, of the Company on or prior to the date on which the Merger closes. In May 2023, the Company redeemed all outstanding shares of Series B-1 Preferred Stock, and there are no shares of Series B-1 Preferred Stock outstanding.

Treatment of Company Equity Awards

Pursuant to the Merger Agreement, at the Effective Time:

•	each option to purchase shares of Common Stock (a “Company Option”) that is outstanding immediately prior to the Effective Time will automatically vest (if unvested) and be canceled and converted into the right to receive an amount in cash (without interest and subject to applicable withholding taxes) equal to the product of (i) the total number of shares of Common Stock subject to such Company Option and (ii) the excess, if any, of the Merger Consideration over the exercise price per share of such Company Option (meaning that any Company Option with an exercise price per share equal to or greater than the Merger Consideration will be canceled without any cash payment being made in respect thereof);

•	each outstanding Company restricted stock unit that vests solely on the basis of time (a “Company RSU”) that is vested or will become vested at the Effective Time automatically in accordance with its terms solely as a result of the consummation of the transactions contemplated by the Merger Agreement will be canceled and converted into the right to receive an amount in cash (without interest and subject to applicable withholding taxes) equal to the product of (i) the number of shares of Common Stock subject to such Company RSU and (ii) the Merger Consideration;

•	except as otherwise agreed by the holder of the Company RSU and Parent, each unvested outstanding Company RSU will be converted into a time-based restricted stock unit of Parent (a “Parent RSU”), based on the exchange ratio specified in the Merger Agreement (the “Exchange Ratio”), with the same terms applicable to such Company RSU immediately prior to the Effective Time;

•	each outstanding Company performance stock unit that vests on the basis of time and the achievement of performance targets (a “Company PSU”) that is vested or will become vested at the Effective Time automatically in accordance with its terms solely as a result of the consummation of the transactions contemplated by the Merger Agreement will be canceled and converted into the right to receive an amount in cash (without interest and subject to applicable withholding taxes) equal to the product of (i) the number of shares of Common Stock subject to such Company PSU (as determined in accordance with the terms of the applicable award agreement) and (ii) the Merger Consideration; and

•	except as otherwise agreed by the holder of the Company PSU and Parent, each unvested outstanding Company PSU will be converted into a Parent RSU, based on the Exchange Ratio and assuming target performance, with the same terms applicable to the Company RSUs immediately prior to the Effective Time (except that it will cliff vest on the date that would have been the end of the performance period under the terms applicable to such Company PSU immediately prior to the Effective Time).

Conditions to the Merger and Closing

Completion of the Merger is subject to customary closing conditions, including (i) the adoption of the Merger Agreement by the holders of a majority of the outstanding shares of Common Stock (the “Requisite Stockholder Approval”), (ii) the expiration or termination of the waiting period applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and the expiration or termination of waiting periods applicable to the Merger, or the receipt of clearance of the Merger, under the antitrust, foreign investment and transportation laws of certain other jurisdictions, (iii) the absence of any law or order issued by a governmental authority of a competent jurisdiction prohibiting the Merger, and (iv) no Company Material Adverse Effect (as defined in the Merger Agreement) having occurred since the date of the Merger Agreement. Completion of the Merger is not subject to a financing condition.

The parties to the Merger Agreement have agreed to use their respective reasonable best efforts to consummate and make effective the transactions contemplated by the Merger Agreement and to cause the conditions to the Merger to be satisfied as expeditiously as practicable. In particular, in furtherance thereof, Parent and Acquisition Sub have agreed to take (and to cause their affiliates to take) promptly any and all steps necessary or reasonably advisable to avoid or eliminate any impediment and obtain all consents that may be required by any governmental authority so as to enable the parties to consummate the transactions contemplated by the Merger Agreement, including the Merger, as expeditiously as possible, including (i) selling, divesting, licensing or otherwise disposing of, or holding separate and agreeing to sell, divest, license or otherwise dispose of, any assets of the Company, Parent, Acquisition Sub or their respective affiliates, (ii) terminating, amending or assigning existing relationships and contractual rights and obligations of the Company, Parent, Acquisition Sub or their respective affiliates, (iii) requiring Parent, Acquisition Sub, the Company or any of their respective affiliates to grant any right or commercial or other accommodation to, or enter into any material commercial contractual or other commercial relationship with, any third party and (iv) imposing limitations on Parent, Acquisition Sub, the Company or any of their respective affiliates with respect to how they own, retain, conduct or operate all or any portion of their respective businesses or assets; provided that any such action is conditioned upon the consummation of the transactions contemplated by the Merger Agreement, including the Merger, and that Parent and Acquisition Sub will not be required to take (or agree not to take) any action, (a) that is not conditional on the consummation of the Merger, (b) that would subject Parent, Acquisition Sub or any of their affiliates to any criminal liability or (c) when taken together with all other actions, efforts or agreements, would reasonably be expected to have a material adverse effect on the business, operations or financial results of Parent and its subsidiaries (including the Company and its subsidiaries) as a whole.

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Non-Solicitation of Competing Offers

Pursuant to the Merger Agreement, the Company has agreed to comply with customary non-solicitation restrictions. Subject to certain customary “fiduciary out” exceptions, the Board is required to recommend that the Company’s stockholders vote in favor of the approval of the Merger. However, the Company may, prior to the receipt of the Requisite Stockholder Approval, make an Adverse Recommendation Change (as defined in the Merger Agreement) in connection with a Superior Proposal or Intervening Event (each as defined the Merger Agreement) if the Company complies with certain notice and other requirements set forth in the Merger Agreement.

Termination Rights and Fees

Either the Company or Parent may terminate the Merger Agreement in certain circumstances, including if (i) the Merger has not been consummated on or before 5:00 p.m. (Dallas time) on September 21, 2024 (provided that such date will be automatically extended to December 20, 2024 if the expiration or termination of the waiting period applicable to the Merger under the HSR Act, or the expiration or termination of waiting periods applicable to the Merger, or the receipt of clearance of the Merger, under the antitrust, foreign investment and transportation laws of certain other jurisdictions has not occurred), (ii) a governmental authority of a competent jurisdiction has issued a final and non-appealable law or order prohibiting the Merger, (iii) the Requisite Stockholder Approval is not obtained at the meeting of the Company’s stockholders that is held for the purpose of voting upon the approval of the Merger (the “Stockholders’ Meeting”) or (iv) the other party materially breaches, and does not cure, any representation or covenant that would cause the related condition to the other party’s obligation to consummate the Merger not to be satisfied, in each case subject to certain limitations set forth in the Merger Agreement.

The Company may also terminate the Merger Agreement if, prior to receipt of the Requisite Stockholder Approval, the Board has authorized the Company to enter into an Alternative Acquisition Agreement (as defined in the Merger Agreement) with respect to a Superior Proposal and, substantially concurrently with such termination, the Company enters into such Alternative Acquisition Agreement and pays a termination fee of $12.45 million to Parent.

In addition, Parent may terminate the Merger Agreement, and receive a termination fee from the Company of $12.45 million, if the Board has made an Adverse Recommendation Change, which termination right expires once the Requisite Stockholder Approval has been obtained.

Further, the Company would be obligated to pay a termination fee of $12.45 million to Parent if (i) a third party makes a Competing Proposal (as defined in Section 8.3(a) of the Merger Agreement) to the Company or its stockholders after December 22, 2023, (ii) the Merger Agreement is subsequently terminated by either the Company or Parent because the Requisite Stockholder Approval is not obtained, (iii) at the time of the Stockholders’ Meeting, a Competing Proposal has been publicly announced and has not been withdrawn and (iv) within 12 months of such termination of the Merger Agreement, the Company consummates a transaction involving a Competing Proposal or enters into a definitive agreement providing for the consummation of a Competing Proposal and such Competing Proposal is subsequently consummated.

Other Terms of the Merger Agreement

The Company has made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants to use its reasonable best efforts to conduct its business in the ordinary course of business, consistent with past practice, during the period between the date of the Merger Agreement and the earlier of the Effective Time and the termination of the Merger Agreement and to not engage in specified types of transactions during this period, subject to certain exceptions.

The foregoing description of the Merger Agreement is only a summary, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the copy of the Merger Agreement attached hereto as Exhibit 2.1 and incorporated herein by reference. The Merger Agreement and the above description have been included to provide investors and security holders with information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about the Company, Parent or Acquisition Sub. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them. Investors should be aware that the representations, warranties and covenants or any description thereof may not reflect the actual state of facts or condition of the Company, Parent or Acquisition Sub. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement. Further, investors should read the Merger Agreement not in isolation, but only in conjunction with the other information that the respective companies include in reports, statements and other filings they make with the Securities and Exchange Commission (the “SEC”).

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

2.1*	Agreement and Plan of Merger, dated as of December 22, 2023, among Daseke, Inc., TFI International Inc. and Diocletian MergerCo, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules and attachments upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedules and attachments so furnished.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the federal securities laws and the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, those statements relating to the proposed Merger and the other transactions contemplated by the Merger Agreement. Forward-looking statements may be identified by the use of words such as “may,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “project,” “believe,” “plan,” “should,” “could,” “would,” “forecast,” “seek,” “target,” “predict,” and “potential,” the negative of these terms, or other comparable terminology.

These forward-looking statements are based on information available as of the date of this Current Report on Form 8-K and current expectations, forecasts, and assumptions. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments will be those that the Company anticipates. Accordingly, forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date, and the Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Readers are cautioned not to place undue reliance on the forward-looking statements.

Forward-looking statements are subject to risks and uncertainties (many of which are beyond the Company’s control) that could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements. These risks and uncertainties include, but are not limited to, the risk that the Merger may not be completed on the anticipated terms in a timely manner or at all, which may adversely affect Daseke’s business and the price of Common Stock; the failure to satisfy any of the conditions to the consummation of the Merger, including obtaining required stockholder and regulatory approvals; potential litigation relating to the Merger that could be instituted against Daseke, Parent or their respective directors or officers, including the effects of any outcomes related thereto; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, including in circumstances requiring Daseke to pay a termination fee; the effect of the announcement or pendency of the Merger on Daseke’s business relationships, operating results and business generally; the risk that the Merger disrupts Daseke’s current plans and operations; Daseke’s ability to retain and hire key personnel and maintain relationships with key business partners and customers, and others with whom it does business, in light of the Merger; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Merger; risks related to diverting management’s attention from Daseke’s ongoing business operations; certain restrictions during the pendency of the Merger that may impact Daseke’s ability to pursue certain business opportunities or strategic transactions; the possibility that the Merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; those risks and uncertainties set forth in Part I, Item 1A of Daseke’s most recent Annual Report on Form 10-K, as such risk factors may be amended, supplemented or superseded from time to time by other reports filed by Daseke with the SEC; and those risks that will be described in the definitive proxy statement that will be filed with the SEC and available from the sources indicated below. While the list of factors presented here is considered representative, no such list should be considered a complete statement of all potential risks and uncertainties. Additional risks or uncertainties that are not currently known to Daseke, that it currently deems to be immaterial, or that could apply to any company could also materially adversely affect Daseke’s business, financial condition or future results. Should one or more of these risks or uncertainties materialize, or should any of the assumptions made by management prove incorrect, actual results may vary in material respects from those projected in the forward-looking statements contained herein. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on the completion of the Merger and/or Daseke’s consolidated financial condition, results of operations or liquidity.

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Important Additional Information and Where to Find It

This Current Report on Form 8-K is being made in connection with the Merger. In connection with the Merger, Daseke plans to file a proxy statement and certain other documents regarding the Merger with the SEC. The definitive proxy statement (if and when available) will be mailed to the common stockholders of Daseke. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE MERGER THAT WILL BE FILED WITH THE SEC (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. Stockholders may obtain a free copy of these materials (when they are available) and other documents filed by Daseke with the SEC at the SEC’s website at www.sec.gov, at Daseke’s website at investor.daseke.com/Home or by sending a written request to Daseke’s Investor Relations department at investors@daseke.com.

Participants in the Solicitation

Daseke and certain of its directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from Daseke’s common stockholders in connection with the Merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in such solicitation will be set forth in the definitive proxy statement to be filed with the SEC in connection with the Merger (if and when they become available). Information regarding Daseke’s directors and certain executive officers, including a description of their direct interests, by security holdings or otherwise, is also contained in Daseke’s proxy statement for its 2023 annual meeting of stockholders, which was filed with the SEC on April 27, 2023. To the extent holdings of securities by potential participants (or the identity of such participants) have changed since the date on which the 2023 annual meeting proxy statement was filed, such information has been or will be reflected on Form 3s and 4s filed with the SEC. You may obtain free copies of these documents using the sources indicated above.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DASEKE, INC.

Date: December 28, 2023	By:	/s/ Soumit Roy
	Name:	Soumit Roy
	Title:	Executive Vice President, Chief Legal Officer, General Counsel and Corporate Secretary

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Exhibit 2.1

Execution Version

AGREEMENT AND PLAN OF MERGER

by and among

TFI INTERNATIONAL INC.,

DIOCLETIAN MERGERCO, INC.

and

DASEKE, INC.

Dated as of December 22, 2023

i

ii

iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER, dated as of December 22, 2023 (this “Agreement”), is made by and among TFI INTERNATIONAL INC., a corporation incorporated pursuant to the Canada Business Corporations Act, DIOCLETIAN MERGERCO, INC., a Delaware corporation and an indirect, wholly-owned Subsidiary of Parent (“Acquisition Sub”), and DASEKE, INC., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, the parties intend that, upon the terms and subject to the conditions set forth in this Agreement, Acquisition Sub shall merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger, on the terms and subject to the conditions set forth in this Agreement, and pursuant to the Delaware General Corporation Law (the “DGCL”).

WHEREAS, the board of directors of the Company has unanimously (a) approved this Agreement, the Merger and the other transactions contemplated hereby, (b) determined that the Merger and the other transactions contemplated hereby, taken together, are advisable and in the best interests of the Company and its stockholders, (c) subject to the terms of this Agreement, resolved to recommend the adoption of this Agreement by the Company’s stockholders and (d) directed that the adoption of this Agreement be submitted for consideration by the Company’s stockholders;

WHEREAS, the boards of directors of each of Parent and Acquisition Sub have unanimously (a) approved this Agreement, the Merger and the other transactions contemplated hereby, (b) determined that the Merger and the other transactions contemplated hereby, taken together, are advisable and in the best interests of Parent, Acquisition Sub and their respective stockholders and (c) recommended the approval of this Agreement by Parent, as Acquisition Sub’s sole stockholder;

WHEREAS, Parent, acting in its capacity as the sole stockholder of Acquisition Sub, has adopted this Agreement and the consummation of the transactions contemplated hereby, including the Merger; and

WHEREAS, each of Parent, Acquisition Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and covenants and subject to the conditions herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

Article I

DEFINITIONS

Section 1.1         Definitions. Defined terms used in this Agreement have the respective meanings ascribed to them by definition in this Agreement or in Appendix I. Terms defined in the text of this Agreement have such meaning throughout this Agreement, unless otherwise indicated in this Agreement, and all terms defined in this Agreement shall have the meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. Any capitalized terms used in any exhibits, annexes, appendices and schedules to this Agreement but not otherwise defined therein shall have the meaning as defined in this Agreement.

Section 1.2         Interpretation; Construction.

(a)        The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

(b)       Disclosure of any fact, circumstance or information in any section of the Company Disclosure Letter or Parent Disclosure Letter shall be deemed to be disclosure of such fact, circumstance or information with respect to any other section of the Company Disclosure Letter or Parent Disclosure Letter, respectively, if it is reasonably apparent that such disclosure relates to any such other section. The inclusion of any item in the Company Disclosure Letter or Parent Disclosure Letter shall not be deemed to be an acknowledgment that the information is required to be disclosed or admission or evidence of materiality of such item, nor shall it establish any standard of materiality for any purpose whatsoever.

(c)        The words “hereof,” “herein,” “hereby,” “hereunder,” “herewith,” “therewith” and words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless the context otherwise requires, “neither,” “nor,” “any,” “either” and “or” are not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. References to articles, sections, clauses, paragraphs, exhibits, annexes, appendices and schedules are to the articles, sections, clauses and paragraphs of, and exhibits, annexes, appendices and schedules to, this Agreement, unless otherwise specified, and the table of contents and headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the phrase “without limitation.” Words describing the singular number shall be deemed to include the plural and vice versa, words denoting any gender shall be deemed to include all genders, words denoting natural persons shall be deemed to include business entities and vice versa and references to a Person are also to its permitted successors and assigns. The phrases “the date of this Agreement” and “the date hereof” and terms or phrases of similar import shall be deemed to refer to the date set forth in the Preamble, unless the context requires otherwise. When used in reference to the Company or its Subsidiaries, the term “material” shall be measured against the Company and its Subsidiaries, taken as a whole. Whenever this Agreement requires Acquisition Sub to take any action, such requirement shall be deemed to include an undertaking by Parent to cause Acquisition Sub to take such action. References to any statute, agreement or instrument shall be deemed to refer to such statute, agreement or instrument as amended from time to time and, in the case of any statute, to any rules or regulations promulgated thereunder; provided, that for purposes of any representations and warranties contained in this Agreement that are made as of a specific date or dates, references to any statute, agreement or instrument shall be deemed to refer to such statute, agreement or instrument as amended, and, in the case of any statute, to any rules or regulations promulgated thereunder, in each case, as of such date. All references to “$” refer to currency of the United States of America. All references to “U.S.” or the “United States” are to the United States of America, including its territories and possessions. Any accounting terms used, but not specifically defined, in this Agreement shall be construed in accordance with GAAP as applied by the Company. Any reference to “days” means calendar days unless Business Days are expressly specified. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded and if the last day of such period is not a Business Day, the period shall end on the next succeeding Business Day. Unless otherwise specified, the references to documents or other items “made available to” or “delivered to” Parent or Acquisition Sub (or words of similar import) means that such documents or other items were uploaded and accessible to Parent, Acquisition Sub and their respective Representatives in the VDR on or before the execution of this Agreement by Parent and Acquisition Sub on the date hereof.

Article II
THE MERGER

Section 2.1         The Merger. Upon the terms and subject to the conditions of this Agreement, and in accordance with the DGCL, at the Effective Time, Acquisition Sub shall be merged with and into the Company, whereupon the separate corporate existence of Acquisition Sub shall cease, and the Company shall continue under the name “Daseke, Inc.” as the surviving corporation (the “Surviving Corporation”) and shall continue to be governed by the laws of the State of Delaware.

Section 2.2         The Closing. Subject to the provisions of Article VII, and unless this Agreement shall have been earlier terminated in accordance with Section 8.1, the closing of the Merger (the “Closing”) shall take place at 9:00 a.m. (Central time) on a date to be specified by the Company and Parent, but no later than the third Business Day after the satisfaction or, to the extent not prohibited by Law, waiver of all of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or, to the extent not prohibited by Law, waiver of such conditions at the Closing), unless otherwise agreed to in writing by Parent, and the Closing shall take place by the electronic exchange of documents, unless another time, date or place is agreed to in writing by the Company and Parent (such date being the “Closing Date”).

Section 2.3         Effective Time.

(a)        Concurrently with the Closing, each of the Company, Parent and Acquisition Sub shall cause a certificate of merger with respect to the Merger (the “Certificate of Merger”) to be executed, acknowledged, delivered to and filed with the Office of the Secretary of State of the State of Delaware (the “Secretary”) as provided under the DGCL. The Merger shall become effective on the date and time at which the Certificate of Merger has been received for filing by the Secretary (such date and time of filing, or such later time as may be agreed to by Parent, Acquisition Sub and the Company and set forth in the Certificate of Merger, being hereinafter referred to as the “Effective Time”).

(b)        The Merger shall have the effects set forth in the applicable provisions of the DGCL, this Agreement and the Certificate of Merger. Without limiting the generality of the foregoing, from and after the Effective Time, the Surviving Corporation shall possess all properties, rights, privileges, powers and franchises of the Company and Acquisition Sub, and all of the claims, obligations, liabilities, debts and duties of the Company and Acquisition Sub shall become the claims, obligations, liabilities, debts and duties of the Surviving Corporation.

Section 2.4        Certificate of Incorporation and Bylaws. Subject to compliance with Section 6.7, at the Effective Time, the certificate of incorporation and bylaws of the Surviving Corporation shall be amended and restated to be identical to the certificate of incorporation and bylaws of Acquisition Sub, until thereafter amended in accordance with the applicable provisions of the certificate of incorporation and bylaws of the Surviving Corporation and the DGCL, except that (a) in each case, the name of the Surviving Corporation shall be “Daseke, Inc.” and (b) the indemnity provisions shall be the same as those under Daseke, Inc.’s certificate of incorporation and bylaws, respectively, in each case, as in effect immediately prior to the Effective Time.

Section 2.5         Board of Directors. The board of directors of the Surviving Corporation effective as of, and immediately following, the Effective Time shall consist of the members of the board of directors of Acquisition Sub immediately prior to the Effective Time, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors shall have been duly elected, designated and qualified, or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

Section 2.6         Officers. From and after the Effective Time, the officers of the Company at the Effective Time shall be the officers of the Surviving Corporation (other than such officers of the Company in respect of which Parent provides written notice to the Company prior to Closing that such Person shall not be an officer of the Surviving Corporation at the Effective Time), until their respective successors shall have been duly elected or appointed and qualified, or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

Article III
EFFECT OF THE MERGER ON CAPITAL STOCK; EXCHANGE OF CERTIFICATES

Section 3.1         Effect on Securities.

(a)        Cancellation of Company Securities. At the Effective Time (or such other time specified in this Section 3.1), by virtue of the Merger and without any action on the part of the Company, Parent, Acquisition Sub, any holder of equity interests in the Company or any other Person, each share of common stock, par value $0.0001 per share, of the Company (the “Company Common Stock”) and Company Preferred Stock held by the Company or any Subsidiary of the Company (including shares held as treasury stock) or held, directly or indirectly, by Parent or Acquisition Sub or any of their wholly-owned Subsidiaries, in each case, immediately prior to the Effective Time, shall automatically be cancelled and retired and shall cease to exist as issued or outstanding shares, and no consideration or payment shall be delivered in exchange therefor or in respect thereof.

(b)

(i)          Conversion of Company Common Stock. Except as otherwise provided in this Agreement, at the Effective Time (or such other time specified in this Section 3.1), by virtue of the Merger and without any action on the part of the Company, Parent, Acquisition Sub, any holder of equity interests in the Company or any other Person, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares cancelled pursuant to Section 3.1(a) and any Dissenting Shares) shall be converted into the right to receive $8.30 per share of Company Common Stock in cash, without interest (the “Merger Consideration”). At the Effective Time (or such other time specified in this Section 3.1), each share of Company Common Stock to be converted into the right to receive the Merger Consideration as provided in this Section 3.1(b)(i) shall no longer be issued or outstanding and shall automatically be cancelled and shall cease to exist, and the holders of certificates (the “Certificates”) or book-entry evidence of shares (“Book-Entry Evidence”), which immediately prior to the Effective Time represented such shares of Company Common Stock, shall cease to have any rights with respect to such Company Common Stock other than the right to receive, upon surrender of such Certificates or Book-Entry Evidence in accordance with Section 3.2, the Merger Consideration without interest thereon.

(ii)          Redemption of Company Nonconvertible Preferred Stock. At the Effective Time, each share of Company Nonconvertible Preferred Stock issued and outstanding shall be redeemed in accordance with its terms.

(c)        Conversion of Acquisition Sub Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof or any other Person, each share of common stock, $1.00 par value per share, of Acquisition Sub issued and outstanding immediately prior to the Effective Time shall automatically be converted into and become one validly issued, fully paid, non-assessable share of common stock, $1.00 par value per share, of the Surviving Corporation and shall constitute the only issued or outstanding shares of capital stock of the Surviving Corporation.

(d)        Adjustments. Without limiting the other provisions of this Agreement, if at any time during the period between the date of this Agreement and the Effective Time, any change in the number of outstanding shares of Company Common Stock (or Company Preferred Stock) shall occur as a result of a reclassification, recapitalization, stock split (including a reverse stock split) or similar event, or combination, exchange or readjustment of shares, or any stock dividend with a record date during such period, the Merger Consideration (or applicable Preferred Stock Consideration) and any other similarly dependent items, as the case may be, shall be equitably adjusted to provide the same economic effect as contemplated by this Agreement prior to such event. Nothing in this Section 3.1(d) shall be construed to permit any party to take any action that is otherwise prohibited or restricted by any other provision of this Agreement.

Section 3.2         Payment for Securities; Exchange of Certificates.

(a)        Designation of Paying Agent; Deposit of Exchange Fund. No later than ten days prior to the Effective Time, Parent shall, at its sole cost and expense, designate a reputable bank, trustee or trust company (the “Paying Agent”) that is organized and doing business in New York, New York, and having capital and surplus of at least $500,000,000, the identity and the terms of appointment of which to be reasonably acceptable to the Company, for the purposes of exchanging Certificates and Book-Entry Evidence for the Merger Consideration and Preferred Stock Consideration, and to act as Paying Agent for the payment of the Aggregate Merger Consideration, and shall enter into an agreement (the “Paying Agent Agreement”) relating to the Paying Agent’s responsibilities with respect thereto, in form and substance reasonably acceptable to the Company. Prior to the Effective Time, Parent shall deposit, or cause to be deposited with the Paying Agent, cash constituting an amount equal to the Aggregate Merger Consideration (such Aggregate Merger Consideration as deposited with the Paying Agent, the “Exchange Fund”). In the event the Exchange Fund shall be insufficient to make the payments contemplated by Section 3.1(b), Parent shall promptly deposit, or cause to be deposited, additional funds with the Paying Agent in an amount which is equal to the deficiency in the amount required to make such payments in full. Parent shall cause the Exchange Fund to be (i) held for the benefit of the holders of Company Common Stock and Company Nonconvertible Preferred Stock, and (ii) applied promptly to making the payments pursuant to Section 3.1(b). The Exchange Fund shall not be used for any purpose other than to fund payments pursuant to Section 3.1(b), except as expressly provided for in this Agreement.

(b)        Procedures for Exchange.

(i)          Certificates. As promptly as reasonably practicable following the Effective Time and in any event not later than the second Business Day thereafter, Parent shall cause the Paying Agent to mail to each holder of record of a Certificate that immediately prior to the Effective Time represented outstanding shares of Company Common Stock, (A) a letter of transmittal, which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates (or affidavits of loss in lieu thereof) to the Paying Agent and which shall be in the form and have such other provisions as Parent and the Company may reasonably specify and (B) instructions for use in effecting the surrender of the Certificates in exchange for an amount in cash equal to the Merger Consideration into which the number of shares of Company Common Stock previously represented by such Certificate shall have been converted pursuant to this Agreement (which instructions shall be in the form and have such other provisions as Parent and the Company may reasonably specify).

(ii)          Book-Entry Evidence. As promptly as reasonably practicable following the Effective Time and in any event not later than the second Business Day thereafter, Parent shall cause the Paying Agent to mail to each holder of record of a Book-Entry Evidence not held through The Depository Trust Company (and to deliver to The Depository Trust Company, in the case of holders of Book-Entry Evidence held through The Depository Trust Company) that immediately prior to the Effective Time represented outstanding shares of Company Common Stock, (A) a letter of transmittal, which shall be in the form and have such other provisions as Parent and the Company may reasonably specify, and (B) instructions for returning such letter of transmittal in exchange for the right to receive an amount in cash equal to the Merger Consideration into which the number of shares of Company Common Stock previously represented by such Book-Entry Evidence shall have been converted pursuant to this Agreement (which instructions shall be in the form and have such other provisions as Parent and the Company may reasonably specify). Notwithstanding anything to the contrary contained in this Agreement, (y) no holder of Book-Entry Evidence shall be required to deliver a Certificate and (z) no holders of Book-Entry Evidence held through The Depository Trust Company shall be required to deliver an executed letter of transmittal to the Paying Agent to receive an amount in cash equal to the Merger Consideration that such holder is entitled to receive pursuant to Section 3.1(b).

(c)        Timing of Exchange. Upon surrender of a Certificate (or affidavit of loss in lieu thereof) or Book-Entry Evidence for cancellation to the Paying Agent, together with, in the case of Certificates and Book-Entry Evidence not held through The Depository Trust Company, a letter of transmittal duly completed and validly executed in accordance with the instructions thereto, or, in the case of Book-Entry Evidence held through The Depository Trust Company, receipt of an “agent’s message” by the Paying Agent, and such other documents as may reasonably be required pursuant to such instructions, the holder of such Certificate or Book-Entry Evidence shall be entitled to receive in exchange therefor an amount in cash equal to the Merger Consideration for each share of Company Common Stock formerly represented by such Certificate or Book-Entry Evidence upon the later to occur of (i) the Effective Time or (ii) the Paying Agent’s receipt of such Certificate (or affidavit of loss in lieu thereof), Book-Entry Evidence or “agent’s message,” and the Certificate (or affidavit of loss in lieu thereof) or Book-Entry Evidence so surrendered shall be forthwith cancelled. The Paying Agent Agreement shall provide that the Paying Agent shall accept such Certificates (or affidavits of loss in lieu thereof) or Book-Entry Evidence upon compliance with such reasonable terms and conditions as the Paying Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. No interest shall be paid or accrued for the benefit of holders of the Certificates or Book-Entry Evidence on the Merger Consideration payable upon the surrender of the Certificates or Book-Entry Evidence.

(d)        Payment of Aggregate Merger Consideration to Other Person. If any portion of the Aggregate Merger Consideration is to be paid to a Person other than the Person whose name is registered in the applicable surrendered Certificate (or affidavit of loss in lieu thereof) or Book-Entry Evidence, it shall be a condition to the payment thereof that the surrendered Certificate shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such delivery of the Aggregate Merger Consideration shall pay to the Paying Agent any transfer or other similar Taxes required as a result of such payment to a Person other than the registered holder or establish to the satisfaction of the Paying Agent that such Tax has been paid or is not payable.

(e)        Lost Certificates. If any Certificate shall have been lost, stolen, defaced or destroyed, then upon the making of an affidavit, in form and substance reasonably acceptable to Parent and the Company, of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if reasonably required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable and customary amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen, defaced or destroyed Certificate, an amount in cash equal to the Merger Consideration to which the holder thereof is entitled pursuant to this Article III.

(f)        Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates or Book-Entry Evidence for one year after the Effective Time shall be delivered to the Surviving Corporation, upon written demand, and any such holders prior to the Merger who have not theretofore complied with this Article III shall thereafter look only to the Surviving Corporation as a general creditor thereof for payment of their claims for Merger Consideration (without any interest thereon) in respect thereof, subject to abandoned property, escheat or similar Law.

(g)        No Liability. None of Parent, Acquisition Sub, the Company, the Surviving Corporation nor the Paying Agent shall be liable to any Person in respect of any cash held in the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificate or Book-Entry Evidence shall not have been surrendered immediately prior to the date on which any cash in respect of such Certificate or Book-Entry Evidence would otherwise escheat to or become the property of any Governmental Authority, any such cash in respect of such Certificate or Book-Entry Evidence shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto.

(h)        Investment of Exchange Fund. The Paying Agent Agreement shall provide that the Paying Agent shall invest any cash included in the Exchange Fund as directed by Parent or, after the Effective Time, the Surviving Corporation; provided that (i) no such investment (including any losses thereon) shall relieve Parent or the Paying Agent from making the payments required by this Article III, and following any losses (or any diminishment of the Exchange Fund for any other reason below the level required to make prompt cash payment in full of the aggregate funds required to be paid pursuant to the terms hereof) Parent shall promptly provide additional funds to the Paying Agent for the benefit of the former holders of Company Common Stock and Company Nonconvertible Preferred Stock in the amount of such losses, (ii) no such investment shall have maturities that could prevent or delay payments to be made pursuant to this Agreement and (iii) all such investments shall be in short-term obligations of the United States of America with maturities of no more than 30 days or guaranteed by the United States of America and backed by the full faith and credit of the United States of America. Any interest or income produced by such investments will be payable to the Surviving Corporation or Parent, as directed by Parent.

(i)         Withholding. Each of Parent, the Company, the Surviving Corporation and the Paying Agent, as applicable, shall be entitled to deduct and withhold from the amounts otherwise payable pursuant to this Agreement such amounts as such Person is required to deduct and withhold with respect to the making of such payment under applicable Tax Law; provided, however, that Parent shall use commercially reasonable efforts to notify the Company at least three Business Days in advance of any such deduction or withholding and shall reasonably cooperate with the Company in order to reduce or eliminate such deduction or withholding in accordance with applicable Tax Law. To the extent that amounts are so deducted and withheld and timely paid over to or deposited with the relevant Governmental Authority, such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

Section 3.3         Company Equity Awards.

(a)        Treatment of Company Options. At the Effective Time, each Company Option (whether or not vested) that is outstanding immediately prior to the Effective Time shall, automatically and without any required action on the part of Parent, Acquisition Sub, the Company or the holder thereof, vest (if unvested) and be cancelled and converted into the right to receive an amount in cash, without interest thereon and subject to applicable withholding Taxes, equal to the product of (i) the total number of shares of Company Common Stock subject to such Company Option and (ii) the excess, if any, of the Merger Consideration over the exercise price per share of such Company Option, subject to Section 3.3(c). Each Company Option with an exercise price per share equal to or greater than the Merger Consideration shall be cancelled without any action on the part of Parent, Acquisition Sub, the Company or the holder thereof and without any cash payment being made in respect thereof.

(b)        Treatment of Company RSUs.

(i)          At the Effective Time, each outstanding Company RSU that is vested or will become vested at the Effective Time automatically in accordance with its terms in effect as of the date hereof (such terms with respect to vesting being consistent with the forms filed with the Securities and Exchange Commission as of December 1, 2023), solely as a result of the consummation of the transactions contemplated by this Agreement (each, a “Vested Company RSU”), shall, automatically and without any required action on the part of Parent, Acquisition Sub, the Company or the holder thereof, be cancelled and converted into the right to receive an amount in cash, without interest thereon and subject to applicable withholding Taxes, equal to the product of (a) the total number of shares of Company Common Stock underlying such Company RSU (including any shares of Company Common Stock in respect of dividend equivalent units credited thereon) multiplied by (b) the Merger Consideration, subject to Section 3.3(d).

(ii)          At the Effective Time, except as otherwise agreed by the holder and Parent, each outstanding Company RSU that is not a Vested Company RSU (a “Converted RSU Award”) shall be assumed by Parent and will be subject to the same terms and conditions applicable to such Company RSU immediately prior to the Effective Time (including any accelerated vesting upon qualifying terminations of employment as set forth in the Company Equity Plan or applicable award agreement), except that such Converted RSU Award shall be in respect of a number of Parent Common Stock that is equal to the number of Company Common Stock underlying such Converted RSU Award immediately prior to the Effective Time multiplied by the Exchange Ratio and rounded down to the next nearest share of Parent Common Stock.

(c)        Treatment of Company PSUs.

(i)           At the Effective Time, each outstanding Company PSU that is vested (but not yet settled) or will become vested at the Effective Time automatically in accordance with its terms in effect as of the date hereof (such terms with respect to vesting being consistent with the forms filed with the Securities and Exchange Commission as of December 1, 2023), solely as a result of the consummation of the transactions contemplated by this Agreement (each, a “Vested Company PSU”) shall, automatically and without any required action on the part of Parent, Acquisition Sub, the Company or the holder thereof, be cancelled and converted into the right to receive an amount in cash, without interest thereon and subject to applicable withholding Taxes, equal to the product of (a) the number of shares of Company Common Stock underlying such Vested Company PSU (as determined in accordance with the terms of the applicable award agreement including any shares of Company Common Stock in respect of dividend equivalent units credited thereon) multiplied by (b) the Merger Consideration, subject to Section 3.3(d).

(ii)         At the Effective Time, except as otherwise agreed by the holder and Parent, each outstanding Company PSU that is not a Vested Company PSU (a “Converted PSU Award”), shall be assumed by Parent and will subject to the same terms and conditions applicable to Company RSUs immediately prior to the Effective Time (including time-based vesting and any accelerated vesting upon qualifying terminations of employment as set forth in the Company Equity Plan or applicable award agreement (such terms being the same as the terms in the form of Company RSU award agreement filed as Exhibit 10.33 to the Company’s annual report on Form 10-K filed on February 23, 2023)), except that such Converted PSU Award shall cliff vest on the date that would have been the end of the performance period under the terms applicable to such Converted PSU Award immediately prior to the Effective Time, and such Converted PSU Award shall be in respect of a number of Parent Common Stock that equal to the product of (a) the number of shares of Company Common Stock underlying such Converted PSU Award assuming achievement of applicable performance goals at target level, multiplied by (ii) the Exchange Ratio and rounded down to the nearest share of Parent Common Stock.

(d)       Delivery of Company Equity Award Consideration; Withholding; Section 409A. Parent shall cause the Surviving Corporation to pay through the payroll system of the Surviving Corporation (or, in the case of amounts that are not considered wages subject to withholding for applicable Tax purposes, its standard accounts payable procedures) to each holder of a Company Option, Vested Company RSU or Vested Company PSU the amounts due pursuant to this Section 3.3, less any required withholding Taxes and without interest, promptly after the Effective Time (but no later than the first payroll date that occurs more than five Business Days following the Effective Time). Notwithstanding anything herein to the contrary, with respect to any Company Equity Award that constitutes nonqualified deferred compensation subject to Section 409A of the Code, such payment will be made at the earliest time permitted that will not trigger a Tax or penalty under Section 409A of the Code.

Section 3.4         Dissenting Shares. Notwithstanding Section 3.1(b) or anything to the contrary contained in this Agreement, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time, and held by a holder who is entitled to, and has properly exercised and perfected his, her or its demand for, appraisal rights under Section 262 of the DGCL (the “Dissenting Shares”), shall not be converted into or represent the right to receive the Merger Consideration, but the holders of such Dissenting Shares shall be entitled to receive such consideration as shall be determined pursuant to Section 262 of the DGCL; provided, however, that if any such holder shall have failed to perfect or shall have effectively withdrawn or lost his or her right to appraisal and payment under Section 262 of the DGCL (whether occurring before, at or after the Effective Time) or a court of competent jurisdiction determines that such holder is not entitled to the relief provided by Section 262 of the DGCL, such holder’s shares of Company Common Stock shall thereupon be deemed to have been converted as of the Effective Time into the right to receive the Merger Consideration, without any interest thereon, and such shares shall not be deemed to be Dissenting Shares. The Company shall give Parent prompt written notice of any demands for appraisal of Company Common Stock received by the Company, written withdrawals or attempted withdrawals of such demands and any other instruments, notices or demands served on the Company pursuant to Section 262 of the DGCL. The Company shall not, without the prior written consent of Parent, voluntarily make any payment with respect to, or settle or offer to settle, any such demands, waive any failure to timely deliver a written demand for appraisal under the DGCL, or approve any withdrawal of any such demands or agree to do or commit to any of the foregoing.

Section 3.5         Transfers; No Further Ownership Rights. From and after the Effective Time, there shall be no registration of transfers on the stock transfer books of the Company of shares of Company Common Stock or Company Preferred Stock that were outstanding immediately prior to the Effective Time. If Certificates or Book-Entry Evidence are presented to the Surviving Corporation, Parent or Paying Agent for transfer following the Effective Time, they shall be cancelled against delivery of the applicable Merger Consideration or Preferred Stock Consideration as provided for in Section 3.1(b) for each share of Company Common Stock or Company Preferred Stock formerly represented by such Certificates or Book-Entry Evidence. Payment of the Aggregate Merger Consideration in accordance with the terms of this Article III shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock (including any Company Convertible Preferred Stock that is converted into shares of Company Common Stock prior to the Effective Time) and Company Preferred Stock formerly represented by such Certificates or Book-Entry Evidence.

Section 3.6         Further Assurances. If, at any time before or after the Effective Time, the Company or Parent reasonably believes or is advised that any further instruments, deeds, assignments or assurances are reasonably necessary or desirable to consummate the transactions contemplated by this Agreement, including the Merger, and to carry out the purposes and intent of this Agreement at or after the Effective Time, then the Company, Parent, the Surviving Corporation and their respective officers and directors shall execute and deliver all such proper deeds, assignments, instruments and assurances and do all other things reasonably necessary to consummate the transactions contemplated by this Agreement, including the Merger, and to carry out the purposes and intent of this Agreement.

Article IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as disclosed in the Company Disclosure Letter (subject to Section 1.2(b)) or in the Company SEC Documents filed or furnished by the Company on or after January 1, 2022 and prior to the date of this Agreement (other than any disclosures set forth under the headings “Risk Factors” or “Forward-Looking Statements” and any other disclosures included therein to the extent predictive, customary or forward-looking in nature); provided that, nothing in the Company SEC Documents shall be deemed to be disclosures against Section 4.2(a) (other than with respect to the penultimate sentence of Section 4.2(a)), the Company hereby represents and warrants to Parent as of the date hereof as follows:

Section 4.1         Organization and Qualification; Subsidiaries. Each of the Company and its Subsidiaries is a corporation, limited liability company or other entity duly organized, validly existing and (to the extent applicable) in good standing under the Laws of the jurisdiction of its incorporation or organization and has the requisite entity power and authority to conduct its business as it is now being conducted, except, where the failure to be in good standing or to have such power and authority as would not have a Company Material Adverse Effect. Each of the Company and its Subsidiaries is duly qualified or licensed to do business and (to the extent applicable) is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and (to the extent applicable) in good standing would not have a Company Material Adverse Effect. The Company’s second amended and restated certificate of incorporation (as amended, the “Company Charter”), Certificate of Designations, Preferences, Rights and Limitations of 7.625% Series A Convertible Cumulative Preferred Stock of the Company (the “Convertible Certificate of Designations”), Certificate of Designations of Preferences, Rights and Limitations of Series B-1 Perpetual Redeemable Preferred Stock and Series B-2 Perpetual Redeemable Preferred Stock of the Company (as amended, the “Nonconvertible Certificate of Designations” and, together with the Company Convertible Certificate of Designations, the “Company Certificates of Designations”) and amended and restated bylaws (as amended, the “Company Bylaws”), as currently in effect, are included in the Company SEC Documents. The Company is not in violation of any of the corporate documents listed in the penultimate sentence of this Section 4.1.

Section 4.2         Capitalization.

(a)        As of December 21, 2023, the authorized capital stock of the Company consists of (i) 250,000,000 shares of Company Common Stock, (A) 46,511,355 of which were issued and outstanding, (B) 5,652,173 of which are reserved for issuance upon the conversion of the Company Preferred Stock, (C) 1,633,662 of which are reserved for issuance upon the exercise of outstanding Company Options with a weighted average exercise price of $6.57 per share, (D) 1,032,904 of which are reserved for issuance upon the vesting of outstanding Company RSUs (including any shares of Company Common Stock in respect of dividend equivalent units credited thereon) and (E) 961,377 of which are reserved for issuance upon the vesting of outstanding Company PSUs (with Company PSUs measured at the target level of performance and including any shares of Company Common Stock in respect of dividend equivalent units credited thereon); and (ii) 10,000,000 shares of Company Preferred Stock, consisting of (A) Company Convertible Preferred Stock, 650,000 of which were issued and outstanding with a liquidation preference of $100 per share, and (B) Company Nonconvertible Preferred Stock, 47,597 of which were issued and outstanding with a liquidation preference of $1,000 per share. No shares of Company Common Stock were held by the Company in its treasury or by any Subsidiary of the Company. All outstanding shares of Company Common Stock are duly authorized and are validly issued and are fully paid, nonassessable and are free of preemptive rights. As of the date hereof, except as set forth above in this Section 4.2(a) or in Section 4.2(a) of the Company Disclosure Letter, there are no existing and outstanding (A) options, calls, warrants, subscriptions or other rights, convertible securities, agreements or commitments of any character to which the Company or any of its Subsidiaries is a party obligating the Company or any of its Subsidiaries to issue, transfer or sell any shares of capital stock or other equity interests in the Company or securities convertible into or exchangeable for such shares or equity interests, (B) contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any capital stock of the Company or (C) voting trusts or similar agreements to which the Company is a party with respect to the voting of the capital stock of the Company. As of the date hereof, no dividends or similar distributions have accrued or been declared but are unpaid on any Company Common Stock or Company Preferred Stock, and the Company is not subject to any obligation (contingent or otherwise) to pay any dividend or otherwise to make any distribution or payment to any current or former holder of any Company Common Stock (in each case, other than with respect to dividends to be paid by any wholly-owned Subsidiary of the Company to the Company or any wholly-owned Subsidiary of the Company).

(b)        All of the outstanding shares of capital stock or equivalent equity interests of each of the Company’s Subsidiaries are owned of record and beneficially, directly or indirectly, by the Company or the relevant wholly-owned Subsidiary and free and clear of all Liens except for restrictions imposed by applicable securities Laws and Permitted Liens.

(c)        Neither the Company nor any of its Subsidiaries owns any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, trust or other entity, other than a Subsidiary of the Company, which interest or investment is material to the Company and its Subsidiaries, taken as whole.

(d)        Section 4.2(d) of the Company Disclosure Letter sets forth, as of the date of this Agreement, a complete and accurate list of each outstanding Company Equity Award granted under any of the Company Equity Plans and: (i) the number of shares of Company Common Stock subject to such outstanding Company Equity Award and (ii) if applicable, the strike price of such Company Equity Award.

Section 4.3          Authority Relative to Agreement.

(a)        The Company has all necessary corporate power and authority to execute and deliver this Agreement and, subject to obtaining the Requisite Stockholder Approval, to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action by the Company, and except for the Requisite Stockholder Approval, no other corporate action on the part of the Company is necessary to authorize the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting creditors’ rights and remedies generally and (ii) the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any Action therefor may be brought.

(b)        The board of directors of the Company has unanimously (i) approved this Agreement, the Merger and the other transactions contemplated hereby, (ii) determined that the Merger and the other transactions contemplated hereby are advisable and in the best interests of the Company and its stockholders and (iii) resolved to make the Company Recommendation (provided that any change, modification or rescission of such recommendation by the board of directors of the Company in accordance with Section 6.6 shall not be a breach of the representation in clause (iii)).

(c)        The Converted RSU Awards and Converted PSU Awards constitute “Replacement Awards” pursuant to the Company Equity Plan.

Section 4.4         No Conflict; Required Filings and Consents.

(a)        Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will (i) violate any provision of the Company Charter or Company Bylaws, (ii) assuming that the Consents, registrations, declarations, filings and notices referred to in Section 4.4(b) have been obtained or made, any applicable waiting periods referred to therein have expired and any condition precedent to any such Consent has been satisfied, conflict with or violate any Law applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected or (iii) assuming the Existing Debt Agreements are repaid and terminated at or before the Closing, result in any breach of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to any right of termination, acceleration or cancellation of, any Company Material Contract, other than, in the case of clauses (ii) and (iii) any such conflict, violation, breach, default, termination, acceleration or cancellation that would not have a Company Material Adverse Effect.

(b)        No consent, approval, license, permit, Order, registration or authorization (a “Consent”) of, or registration, declaration or filing with, or notice to, any Governmental Authority is required to be obtained or made by or with respect to the Company or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, or the continued effectiveness of permits and authorizations which are material to the Company’s business other than (i) the filing with the SEC of the Proxy Statement in preliminary and definitive forms and the applicable requirements of and filings with the SEC under the Exchange Act, (ii) the filing of the Certificate of Merger with the Secretary and appropriate documents with the relevant authorities of the other jurisdictions in which the Company or any of its Subsidiaries is qualified to do business, (iii) applicable requirements under corporation or Blue Sky Laws of various states, (iv) for the avoidance of doubt, any filings or other documentation required in connection with the payment of Taxes or other amounts described in Section 9.9, (v) filings with The NASDAQ Stock Market LLC (“NASDAQ”), (vi) such other items required solely by reason of the participation of Parent or Acquisition Sub in the transactions contemplated hereby, (vii) compliance with and filings or notifications under the HSR Act or other Antitrust and Foreign Investment Laws, (viii) submission of the Security Clearance Filings to the CSAs and (ix) such other Consents, registrations, declarations, filings or notices the failure of which to be obtained or made would not have a Company Material Adverse Effect.

Section 4.5         Permits; Compliance With Laws.

(a)        The Company and its Subsidiaries are in possession of all material franchises, approvals, permits, grants, easements, variances, exceptions, Consents and certificates necessary for the Company and its Subsidiaries to carry on their business as it is now being conducted (the “Company Permits”), and all Company Permits are in full force and effect and no suspension or cancellation of any of the Company Permits is pending or, to the Knowledge of the Company, threatened, except where the failure to be in possession of or be in full force and effect, or the suspension or cancellation of, any of the Company Permits would not have a Company Material Adverse Effect.

(b)        Except as would not have a Company Material Adverse Effect, since January 1, 2022, none of the Company or any of its Subsidiaries is in default or violation of any Law applicable to the Company or any of its Subsidiaries. Notwithstanding the foregoing, no representation or warranty in Section 4.5(a) or this Section 4.5(b) is made with respect to Company SEC Documents or financial statements, “disclosure controls and procedures” or “internal control over financial reporting,” employee benefits matters, Intellectual Property Rights matters, Tax matters, real property matters or environmental matters, which are addressed exclusively in Section 4.6 (Company SEC Documents; Financial Statements), Section 4.8 (Disclosure Controls and Procedures), Section 4.12 (Employee Benefit Plans), Section 4.14 (Intellectual Property Rights), Section 4.15 (Taxes), Section 4.17 (Real Property) and Section 4.18 (Environmental Matters), respectively.

(c)        Except as would not have a Company Material Adverse Effect, to the Knowledge of the Company, the businesses of each of the Company and each of its Subsidiaries are being, and since January 1, 2022 have been, conducted in material compliance with the U.S. Foreign Corrupt Practices Act 1977 and other similar applicable anti-bribery laws, rules or regulations in other jurisdictions (together, the “Anti-Bribery Laws”). Except as would not have a Company Material Adverse Effect, there are no internal investigations or, to the Knowledge of the Company, prior or pending governmental or other regulatory investigations or proceedings, in each case, regarding any action or any allegation of any action described above in this Section 4.5(c).

Section 4.6         Company SEC Documents; Financial Statements.

(a)        Since January 1, 2022, the Company has filed or furnished with the SEC all material forms, documents and reports required to be filed or furnished prior to the date hereof by it with the SEC (the “Company SEC Documents”), together with all certifications required pursuant to the Sarbanes-Oxley Act of 2002, as amended. As of their respective dates, or, if amended, as of the date of the last such amendment, the Company SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder, and none of the Company SEC Documents at the time it was filed (or, if amended, as of the date of the last amendment) contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, or are to be made, not misleading. None of the Subsidiaries of the Company is required to make any filings with the SEC or is subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act.

(b)       The consolidated financial statements (including any related notes and schedules) of the Company and its Subsidiaries filed with the Company SEC Documents(i) were prepared in accordance with GAAP (except as may be indicated in the notes thereto or as otherwise permitted by Form 10-Q or other rules and regulations of the SEC); and (ii) fairly present, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (except, with respect to unaudited quarterly financial statements, subject to normal year-end audit adjustments, which adjustments would not be material, individually or in the aggregate). Except as have been described in the Company SEC Documents, there are no unconsolidated Subsidiaries of the Company or any off-balance sheet arrangements of the type required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K promulgated by the SEC.

Section 4.7         Information Supplied. None of the information supplied or to be supplied by or on behalf of the Company or any of its Subsidiaries expressly for inclusion or incorporation by reference in the proxy statement relating to the approval by the stockholders of the Company of this Agreement (together with any amendments or supplements thereto, the “Proxy Statement”), will, at the date it is first mailed to the stockholders of the Company and at the time of the Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by the Company with regards to statements made therein based on information supplied by or on behalf of Parent or Acquisition Sub (or any of their Affiliates) for inclusion therein.

Section 4.8         Disclosure Controls and Procedures.

(a)        The Company has established and maintains “disclosure controls and procedures” and “internal control over financial reporting” (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 promulgated under the Exchange Act) as required by Rule 13a-15 promulgated under the Exchange Act. To the Knowledge of the Company, the Company has disclosed, based on its most recent evaluation of the Company’s internal control over financial reporting prior to the date hereof, to the Company’s auditors and the audit committee of the board of directors of the Company (a) any significant deficiencies and material weaknesses in the design or operation of its internal controls over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) that are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. To the Knowledge of the Company, each of the Company and its Subsidiaries has substantially addressed any such deficiency, material weakness or fraud.

(b)       Since January 1, 2022, (i) none of the Company or any of its Subsidiaries nor, to the Knowledge of the Company, any of their respective directors, officers, employees, auditors, accountants or Representatives has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company, its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices and (ii) no attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a violation of securities Laws, breach of fiduciary duty or similar violation by the Company, its Subsidiaries or any of their respective officers, directors, employees or agents to the board of directors of the Company or any committee thereof or to the chief executive officer or general counsel of the Company.

Section 4.9         Absence of Certain Changes or Events. From December 31, 2022 to the date of this Agreement, except with respect to the process conducted by the Company to consider strategic alternatives, including the sale of the Company and the negotiation, execution and delivery of this Agreement, (a) the businesses of the Company and its Subsidiaries have been conducted in all material respects in the ordinary course of business consistent with past practice and (b) there has not been any adverse change, event, effect or circumstance that has had a Company Material Adverse Effect.

Section 4.10      No Undisclosed Liabilities. Except (a) as reflected, disclosed or reserved against in the Company’s financial statements (as amended or restated, as applicable) or the notes thereto included in the Company SEC Documents, (b) for liabilities or obligations incurred in the ordinary course of business since September 30, 2023, (c) for liabilities or obligations incurred in connection with this Agreement, the transactions contemplated hereby, the process conducted by the Company to consider strategic alternatives, including the sale of the Company and the negotiation, execution and delivery of this Agreement, (d) for liabilities or obligations that would not have a Company Material Adverse Effect or (e) as set forth in Section 4.10 of the Company Disclosure Letter, as of the date hereof, the Company and its Subsidiaries do not have any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by GAAP to be reflected on a consolidated balance sheet (or in the notes thereto) of the Company.

Section 4.11       Litigation. Except as set forth in Section 4.11 of the Company Disclosure Letter, as of the date hereof, there is no Action pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries that would have a Company Material Adverse Effect, nor is there any Order of any Governmental Authority outstanding against, or, to the Knowledge of the Company, investigation by any Governmental Authority involving, the Company or any of its Subsidiaries that would have a Company Material Adverse Effect. As of the date hereof, there is no Action pending or, to the Knowledge of the Company, threatened seeking to prevent, enjoin, modify, materially delay or challenge the Merger or any of the other transactions contemplated by this Agreement.

Section 4.12       Employee Benefit Plans.

(a)      Section 4.12(a) of the Company Disclosure Letter sets forth a true and complete list, as of the date hereof, of each material Company Benefit Plan (which list may reference a form of such Company Benefit Plan). The Company has made available to Parent a true and complete copy of the current plan document for each material Company Benefit Plan and all amendments thereto and a true and complete copy of the following items (in each case, only if applicable) with respect to such material Company Benefit Plans: (i) the current summary plan description and any summary of material modifications thereto and (ii) the most recently filed annual report on IRS Form 5500.

(b)        Except as would not have a Company Material Adverse Effect: (i) each of the Company Benefit Plans has been maintained, operated and administered in accordance with its terms and in compliance with applicable Laws, (ii) no Action (other than routine claims for benefits) is pending against or, to the Knowledge of the Company, is threatened against any Company Benefit Plan before any court or arbitrator or any Governmental Authority, (iii) payments required to have been paid by the Company or any of its Subsidiaries pursuant to the terms of a Company Benefit Plan or by applicable Law (including, all contributions and insurance premiums) have been paid by the Company or its Subsidiaries in accordance with the provisions of such Company Benefit Plan or applicable Law, (iv) to the Knowledge of the Company, no non-exempt “prohibited transaction,” within the meaning of Section 4975 of the Code and Section 406 of ERISA, has occurred or is reasonably expected to occur with respect to a Company Benefit Plan and (v) there have been no breaches of any of the duties imposed on “fiduciaries” (within the meaning of Section 3(21) of ERISA) by ERISA with respect to the Company Benefit Plans that could reasonably be likely to result in any liability or excise Tax under ERISA or the Code.

(c)        (i) Each Company Benefit Plan intended to be qualified under Section 401(a) of the Code has either received a favorable determination letter from the IRS, or with respect to a prototype Company Benefit Plan, the prototype sponsor has received a favorable IRS opinion letter, and (ii) to the Knowledge of the Company, no event has occurred since the most recent determination or opinion letter that would reasonably be expected to materially adversely affect the qualification of such Company Benefit Plan.

(d)        Neither the Company nor any of its Subsidiaries currently sponsors, maintains, administers or contributes to, has any obligation to contribute to, (i) a plan subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code or (ii) a “multiemployer plan” (within the meaning of Section 3(37) of ERISA).

(e)        Except as contemplated by this Agreement, neither the execution and delivery of this Agreement nor the consummation of the Merger could reasonably be expected to (i) entitle any employee of the Company or any of its Subsidiaries to any payment of compensation, (ii) increase the amount or value of any benefit or compensation or other obligation payable or required to be provided to any such employee, (iii) accelerate the time of payment or vesting of amounts due any such employee or accelerate the time of any funding (whether to a trust or otherwise) of compensation or benefits in respect of any of the Company Benefit Plans or (iv) result in any payments or benefits under any agreement with the Company or any of its Subsidiaries that, individually or in combination with any other payment or benefit, could constitute the payment of any “excess parachute payment” within the meaning of Section 280G of the Code.

(f)          Except as would not have a Company Material Adverse Effect, none of the Company or its Subsidiaries has any material obligations to provide post-employment or retiree health insurance, life insurance, or other benefits to any person under any Company Benefit Plan (other than for continuation coverage required to be provided pursuant to Section 4980B of the Code).

Section 4.13       Labor Matters.

(a)        Except as set forth in Section 4.13 of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement. There are no labor-related strikes, concerted walkouts or concerted work stoppages pending or, to the Knowledge of the Company, threatened in writing. To the Knowledge of the Company, there is no pending organizing campaign, nor in the past three (3) years has any such effort commenced, and in the last three (3) years no labor union has made a pending written demand for recognition or certification, in each case, with respect to any employees of the Company or any of its Subsidiaries.

(b)        Except as would not have a Company Material Adverse Effect, there are no Actions pending or, to the Company’s Knowledge, threatened against the Company or any of its Subsidiaries before a Governmental Authority, by or on behalf of any present or former employee, applicant for employment or individual independent contractor of the Company or any of its Subsidiaries, in each case alleging breach of any express employment contract or violation of any Law governing employment or the termination thereof in connection with an employment or other individual service-provider relationship with the Company or its Subsidiaries, and there have not been any such proceedings since January 1, 2022.

(c)        The Company and its Subsidiaries have not implemented any plant closings or layoffs of employees that implicated the Worker Adjustment and Retraining Notification Act or similar state Laws within the past six months.

(d)        To the Knowledge of the Company, as of the date of this Agreement, no officer, director or other management-level employee of the Company or any of its Subsidiaries is (i) the subject of a pending allegation of workplace sexual harassment or assault, or (ii) except as would not have a Company Material Adverse Effect, currently accused of engaging in workplace sexual harassment or assault.

Section 4.14       Intellectual Property Rights.

(a)        Except as would not have a Company Material Adverse Effect, the Company and its Subsidiaries own, or have the right to use in the manner currently used, all patents, trademarks, trade names, copyrights, Internet domain names, service marks, trade secrets, software and other intellectual property rights (the “Intellectual Property Rights”) that are material to the business of the Company and its Subsidiaries as currently conducted. Except as would not have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries has received, since January 1, 2022, any written charge, complaint, claim, demand or notice challenging the validity of any Intellectual Property Rights owned or purported to be owned by the Company or any of its Subsidiaries (the “Company Intellectual Property Rights”). Except as would not have a Company Material Adverse Effect, the Company or its Subsidiaries exclusively own, free and clear of all Liens (other than Permitted Liens), all Company Intellectual Property Rights.

(b)        To the Knowledge of the Company, the conduct of the business of the Company and its Subsidiaries has not since January 1, 2022, infringed upon, misappropriated or otherwise violated any Intellectual Property Rights of any other Person, except for any such infringement, misappropriation or other violation that would not have a Company Material Adverse Effect. None of the Company or any of its Subsidiaries has received since January 1, 2022, any written charge, complaint, claim, demand or notice alleging any such infringement, misappropriation or other violation by the Company or any of its Subsidiaries that has not been settled or otherwise fully resolved, except for any such infringement, misappropriation or other violation that would not have a Company Material Adverse Effect. To the Knowledge of the Company, since January 1, 2022, no other Person has infringed, misappropriated or otherwise violated any Company Intellectual Property Rights, except for any such infringement, misappropriation or other violation as would not have a Company Material Adverse Effect. This Section 4.14(b) constitutes the only representation and warranty of the Company with respect to any actual or alleged infringement, misappropriation or other violation of any Intellectual Property Rights of any other Person.

(c)        Except as would not have a Company Material Adverse Effect, (i) the Company and its Subsidiaries have implemented and maintained reasonable measures with respect to technical, administrative and physical safeguards designed to preserve and protect the confidentiality, availability, security and integrity of the Company IT Assets, (ii) the Company and its Subsidiaries have implemented commercially reasonable data backup, data storage, system redundancy and disaster avoidance and recovery procedures and (iii) to the Knowledge of the Company, the Company IT Assets are free of Malicious Code.

(d)        Except as would not have a Company Material Adverse Effect, since January 1, 2022 (i) there have been no claims pending or, to the Knowledge of the Company, threatened in writing against the Company or its Subsidiaries alleging a violation of any Privacy Obligations, (ii) neither the Company nor any of its Subsidiaries has notified any Person of any data security breaches or other cybersecurity incidents in connection with any Privacy Obligation, (iii) to the Knowledge of the Company, there has been no unauthorized access, unauthorized acquisition or disclosure, or any loss or theft, of Personal Data that was in the possession or control of the Company, its Subsidiaries or third Persons acting on their behalf and (iv) the Company and its Subsidiaries have complied, and are in compliance, with all Privacy Obligations.

Section 4.15       Taxes.

Except as would not have a Company Material Adverse Effect:

(a)        all Tax Returns that are required to be filed by or with respect to the Company or any of its Subsidiaries have been timely filed (taking into account any extension of time within which to file), and all such Tax Returns are true, complete, and accurate;

(b)        each of the Company and its Subsidiaries has timely paid all Taxes due and payable (whether or not shown on any Tax Return), including any Taxes required to be collected or withheld in connection with amounts paid by or owing to any employee, creditor, or other Third Party, other than Taxes for which adequate reserves have been established in accordance with GAAP on any financial statements filed with the SEC;

(c)        no deficiencies for Taxes have been asserted or assessed by any Governmental Authority in writing against the Company or any of its Subsidiaries except for deficiencies that have been withdrawn, settled with no outstanding liability for the Company or any of its Subsidiaries, or fully satisfied by payment;

(d)        there is no ongoing audit, examination, investigation or other proceeding with respect to any Taxes of the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries has received written notice from any Governmental Authority that any such audit, examination, investigation or other proceeding is contemplated or pending;

(e)        neither the Company nor any of its Subsidiaries has waived any statute of limitations beyond the date hereof in respect of any Taxes or agreed to any extension of time beyond the date hereof with respect to a Tax assessment or deficiency;

(f)        neither the Company nor any of its Subsidiaries is a party to or bound by any Tax allocation or Tax sharing agreement (each a “Tax Sharing Agreement”) (other than (A) any commercial agreements with customers, vendors, lenders, lessors or other third parties entered into in the ordinary course of business and the primary purpose of which is not related to Taxes and (B) any Tax Sharing Agreement the only parties to which are the Company and its Subsidiaries);

(g)        neither the Company nor any of its Subsidiaries has constituted a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to be governed in whole or part by Section 355 of the Code (or so much of Section 356 as it relates to Section 355 of the Code) or Section 361 of the Code (or in each case, any similar provision of state, local, or non-U.S. Law) in the two (2) years prior to the date of this Agreement;

(h)        neither the Company nor any of its Subsidiaries (i) is or has been a member of an affiliated group filing a consolidated U.S. federal income Tax Return (other than a group the common parent of which was the Company) or (ii) has any liability for the Taxes of any Person (other than the Taxes of the Company or any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any analogous or similar state, local or non-U.S. Law) or as a transferee or successor, or by Contract (other than any commercial agreements with customers, vendors, lenders, lessors or other third parties entered into in the ordinary course of business and the primary purpose of which is not related to Taxes);

(i)         neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of: (A) any change in method of accounting for a taxable period ending on or prior to the Closing Date; (B) any “closing agreement” as described in Section 7121 of the Code (or any analogous or similar state, local or non-U.S. Law) executed prior to the Closing; (C) any installment sale or open transaction disposition made prior to the Closing; (D) any prepaid amount received, or deferred revenue accrued, prior to the Closing; (E) the application of Section 965 of the Code; (F) the use of any impermissible method of accounting used prior to the Closing; or (G) having entered into a “gain recognition agreement” within the meaning of Treasury Regulation Section 1.367(a)-8;

(j)         there are no Liens for Taxes upon any property or assets of the Company or its Subsidiaries, except for Permitted Liens;

(k)        no rulings, requests for rulings, closing agreements or other written agreements have been entered into with or issued by, or are pending with, any Governmental Authority with respect to Taxes or Tax Returns of the Company or any of its Subsidiaries;

(l)         no jurisdiction where the Company or any of its Subsidiaries does not file a Tax Return has made a claim within the last three (3) years that the Company or any of its Subsidiaries is or may be subject to Tax by, or required to file a Tax Return in, such jurisdiction with respect to Taxes that are the subject of such Tax Return;

(m)       the Company is not, and has not been during the applicable time period set forth in Section 897(c)(1)(A)(ii) of the Code, a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code;

(n)       all related party transactions to which the Company or any of its Subsidiaries is a party have been conducted on an arms’ length basis in accordance with Section 482 of the Code (or any analogous or similar provision of state, local or non-U.S. Law) and are supported by contemporaneous transfer pricing documentation; and

(o)        neither the Company nor any of its Subsidiaries has engaged in any “listed transaction” as defined in Treasury Regulations Section 1.6011-4(b)(2) in any tax year for which the statute of limitations has not expired.

Notwithstanding anything to the contrary in this Agreement, the representations and warranties set forth in this Section 4.15 and, to the extent relating to Tax matters, Section 4.12, are the Company’s sole and exclusive representations with respect to Tax matters in this Agreement and no other representations or warranties contained in this Agreement shall be construed to cover any matter involving Taxes.

Section 4.16       Material Contracts.

(a)        Section 4.16(a) of the Company Disclosure Letter sets forth a list, as of the date hereof, of each Company Material Contract. For purposes of this Agreement, “Company Material Contract” means any Contract (other than any Company Benefit Plan, Lease or Contract solely between or among the Company and/or any of its Subsidiaries) to which the Company or any of its Subsidiaries is a party or their respective properties or assets are bound, except for this Agreement, that:

(i)          constitutes a “material contract” (as such term is defined in item 601(b)(10) of Regulation S-K of the SEC);

(ii)         is a joint venture, alliance or partnership agreement that is material to the operation of the Company and its Subsidiaries, taken as whole;

(iii)         is a loan, guarantee of indebtedness, credit agreement, note, mortgage, indenture or other binding commitment relating to indebtedness for borrowed money (other than those related to (A) trade payables arising in the ordinary course of business or (B) indebtedness for borrowed money less than $5,000,000 individually);

(iv)        is a Contract with respect to any interest rate, currency or other swap or derivative transaction (other than those between the Company and its Subsidiaries);

(v)         is an acquisition agreement, asset purchase agreement, stock purchase agreement, merger, divestiture or other similar agreement (other than agreements to purchase or acquire inventory in the ordinary course of business) entered into during the two-year period prior to the date hereof and which has not yet been consummated or terminated, pursuant to which (A) the Company or any Subsidiary of the Company reasonably expects that it is required to pay total consideration (including assumption of debt) after the date hereof in excess of $3,000,000 or (B) any other Person has the right to acquire any assets of the Company or any of its Subsidiaries (or any interests therein) after the date of this Agreement with a purchase price of more than $3,000,000;

(vi)         is a lease or agreement under which the Company or any of its Subsidiaries is lessee or lessor of, or holds or operates any material personal property owned by any other party, or permits any Third Party to hold or operate any material personal property owned or controlled by the Company or any of its Subsidiaries, in each case for which the annual rental exceeds $1,000,000;

(vii)        is an agreement entered into outside the ordinary course of business that involves future expenditures or receipts by the Company or any of its Subsidiaries of more than $2,000,000 in any one year period that cannot be terminated on less than 90 days’ notice without material payment or penalty;

(viii)        except as would not be material to the Company and its Subsidiaries, taken as a whole, is an agreement that prohibits the Company or any of its Subsidiaries from engaging or competing in any material line of business, in any geographical location or with any Person, or contains any right of first refusal, right of first negotiation or offer, “most favored nation,” exclusivity or similar covenants that would materially restrict future business activity of the Company or any of its Subsidiaries following the Effective Time, excluding customary back-solicitation provisions;

(ix)         is a collective bargaining agreement or similar Contract with any union, works council or other labor organization covering any employee of the Company or any of its Subsidiaries;

(x)          is a Contract which restricts the payment of dividends or distributions in respect of any equity interests of the Company and its Subsidiaries (other than Contracts described in another clause of this Section 4.16(a));

(xi)         is a Contract between the Company or any of its Subsidiaries, on the one hand, and any director or officer of the Company or its Subsidiaries or any person beneficially owning 5% or more of the outstanding shares, on the other hand (except for any Company Benefit Plan);

(xii)        is a Contract between the Company or any of its Subsidiaries, on the one hand, and any director or employee of the Company or its Subsidiaries, on the other hand, which provides for any severance benefits, separation benefits, termination benefits, retention benefits, change of control benefits, transaction bonus or similar benefits;

(xiii)       which imposes material ongoing obligations on the Company or any of its Subsidiaries, including, without limitation, litigation settlements;

(xiv)       is an agreement pursuant to which the Company or any of its Subsidiaries is granted or grants license rights to use material Intellectual Property Rights (other than Contracts (A) in which grants of Intellectual Property Rights are incidental to such Contracts, and (B) granting non-exclusive rights of Company Intellectual Property Rights in the ordinary course of business or (C) granting rights to use commercially available hardware or software including pursuant to shrink wrap, click through, open source software or other standard licensing terms (collectively, “Non-Material Licenses”)); or

(xv)        is an agreement with any (A) executive officer or director of the Company or (B) affiliates or “associates” (or members of any of their “immediate family”) (as such terms are respectively defined in Rule 12b-2 and Rule 16a-1 of the Exchange Act) of any such executive officer, director or beneficial owner.

(b)       To the Knowledge of the Company, neither the Company nor any Subsidiary of the Company is in breach of or default under the terms of any Company Material Contract where such breach or default would have a Company Material Adverse Effect. As of the date hereof, to the Knowledge of the Company, no other party to any Company Material Contract is in breach of or default under the terms of any Company Material Contract where such breach or default would have a Company Material Adverse Effect. Each Company Material Contract is a valid and binding obligation of the Company or its Subsidiary and, to the Knowledge of the Company, the other parties thereto, except such as would not have a Company Material Adverse Effect; provided that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights and remedies generally and (ii) the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any Action therefor may be brought.

Section 4.17       Real Property.

(a)       Section 4.17(a) of the Company Disclosure Letter sets forth the address of each Owned Real Property. As of the date hereof, except as would not have a Company Material Adverse Effect, the Company and/or its Subsidiaries, with respect to each Owned Real Property: (i) the Company or its Subsidiary has not leased or otherwise granted to any Person the right to use or occupy such Owned Real Property or any portion thereof and (ii) other than the rights of Parent and Acquisition Sub pursuant to this Agreement, there are no outstanding options, rights of first offer or rights of first refusal to purchase such Owned Real Property or any portion thereof or interest therein.

(b)       Section 4.17(b) of the Company Disclosure Letter sets forth the address of each Leased Real Property with annual rental rates in excess of $1,000,000. The Company has delivered to Parent a true and complete copy of each material Lease. As of the date hereof, except as would not have a Company Material Adverse Effect, the Company and/or its Subsidiaries, with respect to each Lease: (i) such Lease is legal, binding, enforceable and in full force and effect, subject to proper authorization and execution of such Lease by the other party thereto and the application of any bankruptcy or other creditor’s rights laws; (ii) to the Knowledge of the Company, neither the Company nor any of its Subsidiaries has received written communication from, or given any written communication to, any other party to such Lease, alleging the Company or any of its Subsidiaries or such other party, as the case may be, is in default under such Lease; (iii) the Company’s or its Subsidiary’s possession and quiet enjoyment of the Leased Real Property under such Lease has not been disturbed and there are no disputes with respect to such Lease and (iv) the Company or its Subsidiary has not subleased, licensed or otherwise granted any Person the right to use or occupy such Leased Real Property or any portion thereof.

(c)        There are no pending condemnation proceedings affecting the Owned Real Property or, to the Knowledge of the Company, any of the Leased Real Property, and to the Knowledge of the Company, neither the Company nor any Subsidiary of the Company has received written notice of any threatened condemnation proceeding affecting the Owned Real Property or Leased Real Property.

Section 4.18      Environmental Matters.

(a)       The Company is in compliance with all applicable Environmental Laws, including any permits required under Environmental Laws for the operation of its business as currently conducted, except as would not reasonably be expected, individually or in the aggregate, to result in a Company Material Adverse Effect.

(b)       The Company has not received any unresolved written notice of violation of Environmental Laws, except as would not reasonably be expected, individually or in the aggregate, to result in a Company Material Adverse Effect.

(c)       There is no Action pending or, to the Knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries under any Environmental Law, except as would not be reasonably expected, individually or in the aggregate, to result in a Company Material Adverse Effect.

(d)       To the Knowledge of the Company, the Company has not released any Hazardous Materials at the Owned Real Property in violation of Environmental Laws and in quantities or concentrations that currently require investigation, remediation or monitoring by of the Company pursuant to any Environmental Laws, except as would not reasonably be expected, individually or in the aggregate, to result in a Company Material Adverse Effect.

Notwithstanding any other provisions in this Agreement, the representations and warranties contained in this Section 4.18 constitute the sole and exclusive representations and warranties of the Company relating to environmental, health and safety matters, including Environmental Laws and Hazardous Materials.

Section 4.19       Tractors and Trailers. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, taken as a whole: (a) each of the tractors and trailers owned, operated or leased by the Company or its Subsidiaries (collectively, the “Tractors and Trailers”), (i) is roadworthy and adequate for use in the ordinary course of business, (ii) has been adequately maintained in the ordinary course of business, (iii) meets all applicable operating condition requirements of the U.S. Department of Transportation and other applicable Laws and (iv) has all major mechanical, electrical and other systems functioning properly, in each case, ordinary wear and tear excepted; (b) each of the Tractors and Trailers is properly licensed and registered with applicable authorities in accordance with applicable Laws, and such licenses and registrations are current; and (c) all current license plates and stickers are properly affixed to the Tractors and Trailers, and all related fees have been paid. None of the Company or its Subsidiaries has an unsatisfactory or conditional safety and fitness rating from the Federal Motor Carrier Safety Commission (the “FMCSA”), or its predecessor, the Federal Highway Administration (the “FHWA”), as a result of a compliance review for any of the factors that are considered by the FMCSA or FHWA, and there is no pending judicial or administrative proceeding that reasonably would be expected to result in an unsatisfactory or conditional safety and fitness rating. During the twelve (12) months immediately preceding the date of this Agreement, all information provided to the FMCSA by the Company and its Subsidiaries in connection with the FMCSA’s Compliance, Safety, Accountability program has been true, accurate and complete in all material respects.

Section 4.20       Vote Required. Assuming the accuracy of the representations contained in Section 5.12, the adoption of this Agreement by the holders of a majority of the outstanding shares of Company Common Stock entitled to vote thereon at the Stockholders’ Meeting (the “Requisite Stockholder Approval”) is the only approval of holders of securities of the Company that is required in connection with the consummation of any of the transactions contemplated hereby.

Section 4.21       Brokers. Except for those Persons set forth in Section 4.21 of the Company Disclosure Letter and J.P. Morgan Securities LLC (“J.P. Morgan”), no broker, finder, investment banker, consultant or intermediary is entitled to any investment banking, brokerage, finder’s or similar fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Subsidiaries.

Section 4.22       Opinion of Financial Advisor. The board of directors of the Company has received the opinion, dated as of the date hereof, of J.P. Morgan that, as of the date hereof and subject to the limitations, qualifications and assumptions set forth in such opinion, the Merger Consideration is fair from a financial point of view to the holders of shares of Company Common Stock.

Section 4.23       Insurance. Section 4.23 of the Company Disclosure Letter contains a list of the material insurance policies maintained by the Company in effect as of the date of this Agreement, other than any policy maintained in connection with a Company Benefit Plan. To the Knowledge of the Company, except as would not have a Company Material Adverse Effect, as of the date of this Agreement, (a) each such insurance policy is in full force and effect and all premiums due thereon have been paid in full and (b) the Company has not received a written notice of cancellation from the insurer(s) of any such insurance policy.

Section 4.24       Takeover Statutes. The board of directors of the Company has taken such actions and votes as are necessary to render the provisions of any “fair price,” “moratorium,” “control share acquisition” or any other takeover or anti-takeover statute, including without limitation DGCL Section 203 or similar federal or state Law inapplicable to this Agreement, the Merger or any other transactions contemplated by this Agreement. The Company has no rights plan, “poison-pill” or other comparable agreement or arrangement designed to have the effect of delaying, deterring or discouraging any Person from acquiring control of the Company, and the board of directors of the Company has not adopted or approved or authorized the adoption or approval of such a plan.

Section 4.25       No Other Representations or Warranties. Except for the representations and warranties expressly set forth in this Article IV, neither the Company nor any other Person on behalf of the Company makes, or has made (and the Company, on behalf of itself, each of the Company’s Subsidiaries and their respective Affiliates and Representatives, hereby disclaims), any express or implied representation or warranty with respect to the Company or any of the Company’s Subsidiaries or with respect to the accuracy or completeness of any information provided, or made available, to Parent, Acquisition Sub or any of their Affiliates or Representatives, including with respect to their business, operations, assets, liabilities, conditions (financial or otherwise), prospects or otherwise in connection with this Agreement, the Merger or the other transactions contemplated by this Agreement, and Parent and Acquisition Sub and their respective Representatives and Affiliates are not relying on, and waive any claim based on reliance on, any representation, warranty or other information of the Company, any of the Company’s Subsidiaries or any other Person except for those expressly set forth in this Article IV. None of the Company, any of the Company’s Subsidiaries or any other Person makes (and the Company, on behalf of itself, each of the Company’s Subsidiaries, and their respective Affiliates and Representatives, hereby disclaims) any express or implied representation or warranty (including as to completeness or accuracy) to Parent or Acquisition Sub with respect to, and none of the Company, the Company’s Subsidiaries or any other Person shall be subject to, any liability to Parent, Acquisition Sub or any other Person resulting from, the Company, the Company’s Subsidiaries or their respective Representatives providing or making available to Parent, Acquisition Sub or any of their Affiliates or their respective Representatives, or resulting from the omission of, any estimate, projection, prediction, forecast, data, financial information, memorandum, presentation or any other materials or information, including any materials or information made available to Parent and/or its Representatives or Affiliates in connection with presentations by the Company’s management or information made available on any electronic data room for “Project Daytona” and maintained by the Company for purposes of the Merger and the other transactions contemplated by this Agreement, including the electronic data room hosted by Intralinks under the title “Project Diocletian – Tampa” (collectively, the “VDR”). Except for the representations and warranties contained in Article V, the Company acknowledges and agrees that (i) none of Parent, Parent’s Subsidiaries (including Acquisition Sub) or any other Person on behalf of Parent makes, or has made, any express or implied representation or warranty with respect to Parent or Acquisition Sub, including with respect to their business, operations, assets, liabilities, conditions (financial or otherwise), prospects or otherwise in connection with this Agreement, the Merger or the other transactions contemplated by this Agreement and the Company is not relying on any representation, warranty or other information of any Person except for those expressly set forth herein and (ii) no Person has been authorized by Parent, Parent’s Subsidiaries (including Acquisition Sub) or any other Person on behalf of Parent to make any representation or warranty relating to Parent or Acquisition Sub or their respective business or otherwise in connection with this Agreement and Merger, and if made, such representation or warranty shall not be relied upon by the Company as having been authorized by either such entity.

Article V
REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION SUB

Except as disclosed in the Parent Disclosure Letter (subject to Section 1.2(b)), Parent and Acquisition Sub hereby jointly and severally represent and warrant to the Company as of the date hereof as follows:

Section 5.1         Organization and Qualification. Each of Parent and Acquisition Sub is a corporation, partnership or other entity duly organized, validly existing and (to the extent applicable) in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite entity power and authority to conduct its business as it is now being conducted, except where the failure to be in good standing or to have such power and authority as would not have a Parent Material Adverse Effect. Each of Parent and Acquisition Sub is duly qualified or licensed to do business and (to the extent applicable) is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and (to the extent applicable) in good standing would not have a Parent Material Adverse Effect. Parent has made available to the Company a copy of the Parent Organizational Documents, as currently in effect, and neither Parent nor Acquisition Sub is in violation of any provision of such documents applicable to such party.

Section 5.2         Authority Relative to Agreement.

(a)        Parent and Acquisition Sub have all necessary entity power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, including the Merger. The execution, delivery and performance of this Agreement by Parent and Acquisition Sub, and the consummation by Parent and Acquisition Sub of the transactions contemplated by this Agreement, have been duly and validly authorized by all necessary entity action by Parent and Acquisition Sub, and no other entity action on the part of Parent and Acquisition Sub is necessary to authorize the execution, delivery and performance of this Agreement by Parent and Acquisition Sub and the consummation by Parent and Acquisition Sub of the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by Parent and Acquisition Sub and, assuming due authorization, execution and delivery of this Agreement by the other party hereto, constitutes a legal, valid and binding obligation of each of Parent and Acquisition Sub, enforceable against Parent and Acquisition Sub in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting creditors’ rights and remedies generally and (ii) the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any Action therefor may be brought.

(b)        The board of directors or similar governing body of each of Parent and Acquisition Sub has unanimously (i) approved this Agreement, the Merger and the other transactions contemplated hereby, (ii) determined that the Merger and the other transactions contemplated hereby, taken as a whole, are advisable and in the best interests of Parent, Acquisition Sub and their respective stockholders or other equityholders, as applicable, and (iii) recommended the approval of this Agreement by Parent, as Acquisition Sub’s sole stockholder. Parent, acting in its capacity as the sole stockholder of Acquisition Sub, has adopted this Agreement and the consummation of the transactions contemplated hereby, including the Merger, and no further vote of, or consent by, Parent or Acquisition Sub is required.

Section 5.3         No Conflict; Required Filings and Consents.

(a)        Neither the execution and delivery of this Agreement by Parent and Acquisition Sub nor the consummation by Parent and Acquisition Sub of the transactions contemplated hereby will (i) violate any provision of Parent’s or its Subsidiaries’ (including Acquisition Sub’s) certificate of incorporation or bylaws (or equivalent organizational documents), (ii) assuming that the Consents, registrations, declarations, filings and notices referred to in Section 5.3(b) have been obtained or made, any applicable waiting periods referred to therein have expired and any condition precedent to any such Consent has been satisfied, conflict with or violate any Law applicable to Parent or any of its Subsidiaries (including Acquisition Sub) or by which any property or asset of Parent or any of its Subsidiaries (including Acquisition Sub) is bound or affected or (iii) result in any breach of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to any right of termination, acceleration or cancellation of, any Contract to which Parent or any of its Subsidiaries (including Acquisition Sub) is a party, or by which any of their respective properties or assets is bound, other than, in the case of clauses (ii) and (iii), any such conflict, violation, breach, default, termination, acceleration or cancellation that would not have a Parent Material Adverse Effect.

(b)       Other than as set forth on Section 5.3(b) of the Parent Disclosure Letter, no Consent of, or registration, declaration or filing with, or notice to, any Governmental Authority is required to be obtained or made by or with respect to Parent or any of its Subsidiaries (including Acquisition Sub) in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than (i) the filing with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (ii) the filing of the Certificate of Merger with the Secretary in accordance with the DGCL, (iii) any filings with the New York Stock Exchange or any foreign stock exchange, (iv) such filings as may be required in connection with the Taxes described in Section 9.9, (v) such other items required solely by reason of the participation of the Company in the transactions contemplated hereby, (vi) compliance with and filings or notifications under the HSR Act or other Antitrust and Foreign Investment Laws, (vii) submission of the Security Clearance Filings to the CSAs and (viii) such other Consents, registrations, declarations, filings or notices, the failure of which to be obtained or made would not have a Parent Material Adverse Effect.

Section 5.4        Litigation. As of the date hereof, there is no Action pending or, to the Knowledge of Parent, threatened against Parent or any of its Subsidiaries that would have a Parent Material Adverse Effect, nor is there any Order of any Governmental Authority outstanding against, or, to the Knowledge of Parent, investigation by any Governmental Authority involving, Parent or any of its Subsidiaries that would have a Parent Material Adverse Effect. As of the date hereof, there is no Action pending or, to the Knowledge of Parent, threatened seeking to prevent, enjoin, hinder, modify, materially delay or challenge the Merger or any of the other transactions contemplated by this Agreement or the ability of Parent or Acquisition Sub to fully perform their covenants and obligations pursuant to this Agreement.

Section 5.5        Absence of Certain Agreements. Neither Parent nor any of its Affiliates (including Acquisition Sub) has entered into any Contract, arrangement or understanding (in each case, whether oral or written), or authorized, committed or agreed to enter into any Contract, arrangement or understanding (in each case, whether oral or written), pursuant to which: (a) any stockholder of the Company would be entitled to receive consideration of a different amount or nature than the Merger Consideration or pursuant to which any stockholder of the Company (i) agrees to vote to adopt this Agreement or the Merger or (ii) agrees to vote against any Superior Proposal or (b) any Third Party has agreed to provide, directly or indirectly, equity capital to Parent or the Company to finance in whole or in part the Merger.

Section 5.6         Information Supplied. None of the information supplied or to be supplied by or on behalf of Parent or any of its Affiliates (including Acquisition Sub) expressly for inclusion or incorporation by reference in the Proxy Statement will, when filed with the SEC, when distributed or disseminated to the holders of shares of Company Common Stock and at the time of the Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by Parent or Acquisition Sub with regards to statements made therein based on information supplied by or on behalf of the Company (or any of its Affiliates) for inclusion therein.

Section 5.7         Sufficient Funds. Parent and Acquisition Sub have access to, and at all times from the date hereof through the Closing, or until the earlier termination of this Agreement in accordance with its terms, will have, cash and other sources of immediately available funds sufficient to consummate the Merger, including the payment of the Merger Consideration and all fees and expenses payable by Parent and Acquisition Sub in connection with the Merger. Parent and Acquisition Sub expressly acknowledge and agree that their respective obligations to consummate the Merger are not subject to any condition or contingency with respect to any financing or funding by any Third Party.

Section 5.8         Capitalization of Acquisition Sub. The authorized share capital of Acquisition Sub consists of 100 shares, $1.00 par value per share, all of which are validly issued and outstanding. All of the issued and outstanding share capital of Acquisition Sub is, and at the Effective Time will be, owned by Parent. Acquisition Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, and it has not conducted any business prior to the date hereof and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and other transactions contemplated by this Agreement.

Section 5.9         Investment Intention. Parent is acquiring through the Merger the shares of capital stock of the Surviving Corporation for its own account, for investment purposes only and not with a view to the distribution (as such term is used in Section 2(11) of the Securities Act) thereof. Parent understands that the shares of capital stock of the Surviving Corporation will not be registered under the Securities Act or any Blue Sky Laws and cannot be sold unless subsequently registered under the Securities Act, any applicable Blue Sky Laws or pursuant to an exemption from any such registration.

Section 5.10       Brokers. No broker, finder, investment banker, consultant or intermediary is entitled to any investment banking, brokerage, finder’s or similar fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Acquisition Sub or any of their respective Subsidiaries.

Section 5.11       Solvency. Neither Parent nor, Acquisition Sub is entering into the transactions contemplated by this Agreement with the actual intent to hinder, delay or defraud either present or future creditors of Parent or Acquisition Sub or any of their respective Subsidiaries (which, for purposes of this Section 5.11, shall include the Company and its Subsidiaries). Each of Parent and Acquisition Sub is Solvent as of the date hereof and each of Parent and the Surviving Corporation will, after giving effect to all of the transactions contemplated by this Agreement, be Solvent at and immediately after the Effective Time. As used in this Section 5.11, the term “Solvent” means, with respect to a particular date, that on such date, (a) Parent and Acquisition Sub, and, after the Merger, Parent and the Surviving Corporation and its Subsidiaries, are able to pay their respective indebtedness and other liabilities, contingent or otherwise, as the indebtedness and other liabilities become due in the usual course of business, (b) each of Parent and Acquisition Sub and, after the Merger, Parent and the Surviving Corporation and its Subsidiaries, have total assets not less than the sum of such entity’s liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of a distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights on dissolution are superior to those receiving the distribution and (c) each of Parent and Acquisition Sub and, after the Merger, Parent and the Surviving Corporation and its Subsidiaries, has sufficient capital and liquidity with which to conduct its business and will not have an unreasonably small amount of capital for the operation of the business in which they are engaged or will be engaged. For purposes of this Section 5.11, the amount of any contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

Section 5.12       Share Ownership. Except as set forth in Section 5.12 of the Parent Disclosure Letter, none of Parent, Acquisition Sub or their respective Affiliates owns (directly or indirectly, beneficially or of record, including pursuant to a derivatives contract), or has owned at any time during the five years preceding the date hereof, any capital stock of the Company and none of Parent, Acquisition Sub or their respective Affiliates holds any rights to acquire any capital stock of the Company except pursuant to this Agreement, or has been an “interested stockholder” of the Company as defined in section 203 of the DGCL (other than as contemplated by this Agreement).

Section 5.13       Management Agreements. Other than this Agreement or as set forth on Section 5.13 of the Parent Disclosure Letter, there are no Contracts, undertakings, commitments, agreements or obligations or understandings between Parent or Acquisition Sub or any of their respective Affiliates, on the one hand, and any member of the Company’s management or the board of directors, on the other hand, relating in any way to the Company (including relating to compensation and retention of the Company’s management), the transactions contemplated by this Agreement or the operations of the Company after the Effective Time.

Section 5.14       Acknowledgment of Disclaimer of Other Representations and Warranties.

(a)          Each of Parent and Acquisition Sub acknowledges that it and its Representatives and applicable Affiliates (i) have received full and complete access to (A) such books and records, facilities, properties, premises, equipment, Contracts and other properties and assets of the Company and its Subsidiaries which they and their Representatives and such Affiliates have desired or requested to see or review and (B) the VDR, (ii) have had full opportunity to meet with the officers and employees of the Company and its Subsidiaries and to discuss the business and assets of the Company and its Subsidiaries and (iii) have had an adequate opportunity to make such legal, factual and other inquiries and investigation as they deem necessary, desirable or appropriate with respect to the Company and its Subsidiaries.

(b)          Except for the representations and warranties expressly set forth in this Article V or any certificate delivered hereunder, neither Parent nor Acquisition Sub nor any other Person on behalf of Parent or Acquisition Sub makes (and Parent, on behalf of itself, its Subsidiaries, and their respective Affiliates and Representatives, hereby disclaims) and the Company has not relied on, any express or implied representation or warranty with respect to Parent, Acquisition Sub, its Subsidiaries or any of their respective businesses, operations, properties, assets, liabilities or otherwise in connection with this Agreement, the Merger or the other transactions contemplated hereby, including as to the accuracy or completeness of any information.

(c)          Except for the representations and warranties expressly set forth in Article IV or any certificate delivered hereunder, each of Parent and Acquisition Sub acknowledges and agrees that (i) none of the Company, the Company’s Subsidiaries or any other Person on behalf of the Company or any of the Company’s Subsidiaries makes, or has made, any express or implied representation or warranty with respect to the Company or any of the Company’s Subsidiaries or with respect to the accuracy or completeness of any information provided, or made available, to Parent, Acquisition Sub or any of their Affiliates or Representatives, including with respect to the Company and its Subsidiaries’ respective businesses, operations, assets, liabilities, conditions (financial or otherwise), prospects or otherwise in connection with this Agreement, the Merger or the other transactions contemplated by this Agreement, and Parent and Acquisition Sub and their respective Representatives and Affiliates are not relying on, and waive any claim based on reliance on, any representation, warranty or other information of the Company or any Person except for those expressly set forth in Article IV or any certificate delivered thereunder and (ii) no Person has been authorized by the Company, the Company’s Subsidiaries or any other Person on behalf of the Company to make any representation or warranty relating to the Company, its Subsidiaries or their respective businesses or otherwise in connection with this Agreement, the Merger or the other transactions contemplated hereby, and if made, such representation or warranty shall not be relied upon by Parent or Acquisition Sub as having been authorized by such entity. Without limiting the generality of the foregoing, Parent and Acquisition Sub acknowledge and agree that none of the Company, any of the Company’s Subsidiaries or any other Person has made a representation or warranty (including as to accuracy or completeness) to Parent or Acquisition Sub with respect to, and none of the Company, any of the Company’s Subsidiaries or any other Person shall be subject to any liability to Parent, Acquisition Sub or any other Person resulting from, the Company or any of the Company’s Subsidiaries or their respective Representatives or Affiliates providing, or making available, to Parent, Acquisition Sub or any of their Affiliates or their respective Representatives, or resulting from the omission of, any estimate, projection, prediction, forecast, data, financial information, memorandum, presentation or any other materials or information, including any materials or information made available to Parent and/or its Representatives or Affiliates in connection with presentations by the Company’s management or in the VDR. Parent and Acquisition Sub acknowledge that there are uncertainties inherent in attempting to make estimates, projections, budgets, pipeline reports and other forecasts and plans, that they are familiar with such uncertainties and that each of Parent and Acquisition Sub are taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections, budgets, pipeline reports and other forecasts and plans so furnished to it, including the reasonableness of the assumptions underlying such estimates, projections, budgets, pipeline reports and other forecasts and plans. Each of Parent and Acquisition Sub acknowledges that it has conducted, to its satisfaction, its own independent investigation of the condition (financial or otherwise), operations, assets and business of the Company and its Subsidiaries and, in making its determination to proceed with the Merger and the other transactions contemplated by this Agreement, each of Parent and Acquisition Sub has relied solely on the results of its own independent investigation and the representations and warranties set forth in Article IV and has not relied directly or indirectly on any materials or information made available to Parent and/or its Representatives by or on behalf of the Company.

Article VI
COVENANTS AND AGREEMENTS

Section 6.1        Conduct of Business by the Company Pending the Merger. The Company covenants and agrees that, between the date of this Agreement and the earlier of the Effective Time and the date, if any, on which this Agreement is terminated pursuant to Section 8.1, except as (a) may be required by Law, (b) may be consented to in writing by Parent (which consent shall not be unreasonably withheld, conditioned or delayed), (c) may be expressly required, contemplated or permitted pursuant to this Agreement or (d) set forth in Section 6.1 of the Company Disclosure Letter, (x) the Company shall use its reasonable best efforts conduct the business of the Company and its Subsidiaries in the ordinary course of business, consistent with past practice, and to the extent consistent therewith, the Company shall use its commercially reasonable efforts to preserve intact its business in all material respects (including without limitation its relationships with key customers, suppliers and other Persons with which it has material business relations) (provided, however, that no action by the Company or any of its Subsidiaries, as applicable, with respect to matters specifically addressed by any provision of the immediately succeeding clause (y) shall be deemed a breach of the foregoing unless such action would constitute a breach of such provision of the immediately succeeding clause (y)); and (y) the Company shall not, and shall not permit any of its Subsidiaries to:

(a)          amend or otherwise change the Company Charter or the Company Bylaws (or such equivalent organizational or governing documents of any of its Subsidiaries);

(b)          split, combine, reclassify, redeem, repurchase or otherwise acquire or amend the terms of any capital stock or other equity interests or rights (other than repurchases or retention of shares of Company Common Stock in connection with the vesting, exercise, forfeiture or settlement of Company Equity Awards) that (i) are outstanding as of the date hereof in accordance with their terms as in effect on the date hereof or (ii) may be granted after the date hereof in compliance with Section 6.1(c);

(c)          issue, sell, pledge, dispose, encumber or grant any shares of its or its Subsidiaries’ capital stock or other equity interests, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of its or its Subsidiaries’ capital stock or equity interests except for transactions among the Company and its direct or indirect wholly-owned Subsidiaries or among the Company’s direct or indirect wholly-owned Subsidiaries and for Permitted Liens; provided, however, that the Company may (x) issue shares of Company Common Stock in connection with the vesting, exercise or settlement of Company Equity Awards that are (i) outstanding as of the date hereof in accordance with their terms as in effect on the date hereof or (ii) may be granted after the date hereof in compliance with this Section 6.1(c), (y) grant, commit to grant, confer or award any Company Equity Awards as otherwise permitted by this Section 6.1 or Section 6.1(e) of the Company Disclosure Letter and, (z) upon conversion of the Company Convertible Preferred Stock pursuant to the terms of the Convertible Certificate of Designations, issue Company Common Stock;

(d)          establish a record date for, authorize, declare, pay or make any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to the Company’s or any of its Subsidiaries’ capital stock or other equity interests, other than (i) dividends paid by any wholly-owned Subsidiary of the Company to the Company or any wholly-owned Subsidiary of the Company and (ii) regular quarterly distributions in respect of Company Preferred Stock;

(e)          except (A) as required or permitted under the terms of a Company Benefit Plan or by applicable Law or (B) in conjunction with modifications of health or welfare plans in connection with annual renewal, (i) increase the compensation payable or to become payable or benefits provided or to be provided to any director, officer, or employee of the Company or any of its Subsidiaries with annual base compensation in excess of $250,000 (a “Subject Employee”), (ii) establish, adopt, enter into or amend any Company Benefit Plan (or any arrangement which in existence as of the date hereof would constitute a Company Benefit Plan), except for any at-will offer letter or similar arrangement that does not provide for any severance or change-in-control entitlements with any employee or other individual service provider who is hired or promoted as permitted hereunder, (iii) enter into any collective bargaining agreement with any labor union, (iv) take any action to accelerate the vesting or payment date of any compensation or benefits, or the funding of any compensation or benefits, payable, provided or to become payable or provided under a Company Benefit Plan, (v) hire, terminate (other than for “cause”), furlough, or temporarily lay off any employee who is or upon hiring will become an officer or Subject Employee, or (vi) enter into any agreement or understanding to provide any severance benefits, separation benefits, termination benefits, retention benefits, change of control benefits, transaction bonus or similar benefits to any existing or newly hired director, officer, or employee;

(f)           acquire (including by merger, consolidation or acquisition of stock or assets), except in respect of any merger, consolidation or business combination among the Company and its wholly-owned Subsidiaries or among the Company’s wholly-owned Subsidiaries, any material equity interest in or business of any Person;

(g)          sell, lease, sublease, mortgage, pledge or otherwise encumber or dispose of any material assets of the Company, except in the ordinary course of business and except for Permitted Liens;

(h)          sell, lease, sublease, mortgage, pledge or otherwise encumber or dispose of any Owned Real Property, except for Permitted Liens;

(i)           incur, or amend in any material respect the terms of, any indebtedness for borrowed money, or assume or guarantee any such indebtedness for any Person, except for indebtedness incurred (i) under the Existing Debt Agreements, (ii) pursuant to other agreements in effect prior to the execution of this Agreement, (iii) under capital leases, purchase money financing, equipment financing and letters of credit in the ordinary course of business, (iv) between or among the Company or any of its Subsidiaries, (v) which is to be repaid at or prior to the Closing or (vi) in a principal amount not to exceed $3,000,000;

(j)           enter into, modify or amend any Company Material Contract which cannot be terminated without material penalty upon notice of ninety days or less other than in the ordinary course of business;

(k)          renew any Leased Real Property with rent in excess of $1,000,000 annually or a term greater than three (3) years;

(l)           make any change to its methods of accounting in effect at September 30, 2023, except (i) as required by GAAP (or any interpretation thereof), Regulation S-X of the Exchange Act or a Governmental Authority or quasi-Governmental Authority (including the Financial Accounting Standards Board or any similar organization), (ii) as required or recommended by PCAOB or the Company’s auditors in connection with an audit or review of the Company’s financial statements, (iii) changes to its methods of accounting for Tax purposes made within the ordinary course of business, or (iv) as required by a change in applicable Law;

(m)         except as contemplated by this Agreement, solely with respect to the Company, adopt or enter into a plan of complete or partial liquidation or dissolution;

(n)          settle, release, waive or compromise any material claims or litigation other than settlements or compromises of litigation for solely monetary payments in the aggregate where the amount paid (less the amount reserved for such matters by the Company or otherwise covered by insurance) in settlement or compromise, in each case, does not exceed, individually or in the aggregate, the amounts set forth in Section 6.1(n) of the Company Disclosure Letter or (iii) any litigation with respect to which an insurer (but neither the Company nor any of its Subsidiaries) has the right to control the decision to settle;

(o)          (i) sell, assign, license (other than Non-Material Licenses), abandon, transfer or otherwise dispose of any material Company Intellectual Property Rights to any Person other than then Company or a Subsidiary of the Company, other than the expiration of such Company Intellectual Property Rights at the end of its maximum statutory term or abandonment of registrations or applications for Intellectual Property Rights in the ordinary course of business, or (ii) disclose any material trade secrets or other material confidential information, other than (A) to the Company or a Subsidiary of the Company or (B) pursuant to a written non-disclosure agreement (or similar obligation by operation of law) entered into in the ordinary course of business with reasonable confidentiality provisions (or similar protections) in favor of, the Company;

(p)          (i) make, change, revoke, rescind or otherwise modify any material tax election; (ii) materially amend or otherwise materially modify any material Tax Return; (iii) adopt, change, or otherwise modify any Tax accounting period or any material Tax accounting method; or (iv) settle, consent to or comprise (in whole or in part) any material claim, liability, assessment, audit, examination, proceeding or other litigation related to income or other material Taxes (including, without limitation, by entering into any closing or other settlement agreement with any Taxing Authority);

(q)          make or authorize any loans, advances or capital contributions to, or investments in, any Person, in excess of $50,000 individually;

(r)           incur, authorize or commit to incur any capital expenditures other than (i) as set forth in 6.1(r) of the Company Disclosure Letter or (ii) expenditures that do not exceed $3,000,000 million in the aggregate;

(s)          enter into any agreement, arrangement, or understanding with respect to voting of the Company’s capital stock; or

(t)           enter into any agreement to do any of the foregoing.

Section 6.2           Preparation of the Proxy Statement; Stockholders’ Meeting.

(a)          As promptly as reasonably practicable after the date hereof, (i) the Company shall prepare the Proxy Statement; (ii) Parent and Acquisition Sub shall furnish to the Company all information concerning themselves and their Affiliates that may be reasonably requested in connection with the preparation and filing of the Proxy Statement and shall promptly provide such other assistance in the preparation and filing of the Proxy Statement as may be reasonably requested by the Company from time to time; and (iii) subject to the receipt from Parent and Acquisition Sub of the information described in clause (ii) above, the Company shall file the Proxy Statement with the SEC no later than 30 days following the date of this Agreement. The Company shall promptly notify Parent upon the receipt of any comments from the SEC or the staff of the SEC or any request from the SEC or the staff of the SEC for amendments or supplements to the Proxy Statement and shall provide Parent and Acquisition Sub promptly with copies of all correspondence between the Company and its Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand. The Company shall use reasonable best efforts (with the assistance of, and after consultation with, Parent as provided by this Section 6.2(a)) to respond as promptly as reasonably practicable to any comments of the SEC or the staff of the SEC with respect to the Proxy Statement. Prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC (or the staff of the SEC) with respect thereto, the Company shall provide Parent a reasonable opportunity to review and to propose comments on such document or response, and the Company will consider in good faith the comments of Parent in connection with any such filing or response, except, in each case, for any amendment or supplement to the Proxy Statement in connection with an Adverse Recommendation Change or a Superior Proposal, or to the extent prohibited by Law. None of the Company or its Representatives will agree to participate in any material or substantive meeting or conference (including by telephone) with the SEC, or any member of the staff thereof, in respect of the Proxy Statement unless it consults with the Parent in advance (to the extent practicable) and, to the extent permitted by the SEC, allows the Parent to participate.

(b)          The Company shall cause the Proxy Statement to be mailed to the Company’s stockholders as of the record date established for the Stockholders’ Meeting as promptly as practicable after such record date. If, at any time prior to the Stockholders’ Meeting, any information relating to the Company, Parent, Acquisition Sub or any of their respective Affiliates, officers or directors is discovered by the Company, Parent or Acquisition Sub which should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement (or any amendment or supplement thereto) shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other parties thereof, and an appropriate amendment or supplement containing such information shall be filed with the SEC and, to the extent required by applicable Law, disseminated to the Company’s stockholders.

(c)          The Company shall, as promptly as practicable following the date on which the SEC confirms that it has no further comments on the Proxy Statement, (i) establish a record date for and give notice of a meeting of its stockholders, for the purpose of voting upon the approval of the Merger and, if applicable, any approvals related thereto (the “Stockholders’ Meeting”) and (ii) duly call, convene and hold the Stockholders’ Meeting; provided that the Company may postpone or adjourn the Stockholders’ Meeting (A) with the consent of Parent and Acquisition Sub, (B) for the absence of a quorum, (C) to allow reasonable additional time for any supplemental or amended disclosure which the Company has determined in good faith is necessary under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the Company’s stockholders prior to the Stockholders’ Meeting or (D) to allow additional solicitation of votes in order to obtain the Requisite Stockholder Approval. As promptly as practicable after the date hereof, the Company shall conduct a “broker search” in accordance with Rule 14a-13 of the Exchange Act and take all action necessary to establish a record date for the Stockholders’ Meeting. The Company shall, through the board of directors of the Company, but subject to the right of the board of directors of the Company to make an Adverse Recommendation Change pursuant to Section 6.6, provide the Company Recommendation and include the Company Recommendation in the Proxy Statement. Unless there has been an Adverse Recommendation Change pursuant to Section 6.6, the Company shall use commercially reasonable efforts to solicit proxies in favor of the Requisite Stockholder Approval. Parent and Acquisition Sub shall vote all shares of Company Common Stock (if any) held by them in favor of the approval of this Agreement. Notwithstanding any Adverse Recommendation Change, unless this Agreement is validly terminated pursuant to, and in accordance, with Article VIII, this Agreement shall be submitted to the holders of Company Common Stock for the purpose of obtaining the Requisite Stockholder Approval.

Section 6.3        Appropriate Action; Consents; Filings.

(a)          In accordance with the terms and subject to the conditions of this Agreement (including Section 6.6), the parties hereto will use their respective reasonable best efforts to consummate and make effective the transactions contemplated hereby, including the Merger, and to cause the conditions to the Merger set forth in Article VII to be satisfied as expeditiously as practicable (and in any event at least five Business Days prior to the Termination Date), including using reasonable best efforts to accomplish the following: (i) the obtaining of all necessary actions or non-actions, Consents and approvals from Governmental Authorities necessary in connection with the consummation of the transactions contemplated by this Agreement, including the Merger, and the making of all necessary registrations and filings (including filings with Governmental Authorities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval from, or to avoid any Action by, any Governmental Authority necessary in connection with the consummation of the transactions contemplated by this Agreement, including the Merger, (ii) the obtaining of all other necessary consents, approvals or waivers from Third Parties (provided that the Company shall not be required to make or agree to make any payment or accept any material conditions or obligations with respect thereto unless such payment is reimbursed by Parent and such condition is effective only after the Effective Time and consented to by Parent), (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including the Merger, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Authority vacated or reversed and (iv) the execution and delivery of any additional instruments reasonably necessary to consummate the transactions to be performed or consummated by such party in accordance with the terms of this Agreement, including the Merger, and to carry out fully the purposes of this Agreement. Each of the parties hereto shall promptly (A) no later than 10 Business Days following the date hereof, make its filings under the HSR Act, and unless the parties hereto mutually agree in writing to a different timeframe, no later than 15 Business Days following the date hereof, make any other applications and filings required under the Antitrust and Foreign Investment Laws of the jurisdictions set forth on Section 6.3(a) of the Company Disclosure Letter and Parent Disclosure Letter with respect to the transactions contemplated hereby, including the Merger, (B) comply at the earliest practicable date with any request under the HSR Act for additional information (including responding to any “second request”), documents or other materials received by such party from the U.S. Federal Trade Commission, the Antitrust Division of the U.S. Department of Justice or by any other Governmental Authority under any Antitrust and Foreign Investment Laws in respect of any such filings with respect to the transactions contemplated hereby, including the Merger and (C) act in good faith and reasonably cooperate with the other party in connection with any such filings (including, if requested by the other party, consider all reasonable additions, deletions or changes suggested by the other party in connection therewith) and in connection with resolving any investigation or other inquiry of such agency or other Governmental Authority under any Antitrust and Foreign Investment Laws. In taking the foregoing actions, each of the Company and Parent shall act reasonably and as promptly as practicable. Notwithstanding anything in this Agreement to the contrary, obtaining any Third Party Consents or waivers pursuant to Section 6.3(a) above or otherwise shall not be a condition to the obligations of any party to consummate the Merger.

(b)          Without limiting anything in this Section 6.3, (i) none of the parties hereto, or their respective Affiliates shall extend any waiting period under the HSR Act or comparable period under other Antitrust and Foreign Investment Laws or enter into any agreement with any Governmental Authority not to consummate the transactions contemplated hereby, including the Merger, except with the prior written consent of the other parties hereto and (ii) Parent and Acquisition Sub agree to take (and to cause their Affiliates to take) promptly any and all steps necessary or reasonably advisable or as may be required by any Governmental Authority to avoid or eliminate each and every impediment and obtain all Consents set forth on Section 6.3(a) of the Company Disclosure Letter that may be required by any Governmental Authority so as to enable the parties to consummate the transactions contemplated by this Agreement, including the Merger, as expeditiously as possible (and in any event at least five Business Days prior to the Termination Date), including committing to and effecting, by consent decree, hold separate order, trust or otherwise, (A) selling, divesting, licensing or otherwise disposing of, or holding separate and agreeing to sell, divest, license or otherwise dispose of, any assets of the Company, Parent, Acquisition Sub or their respective Affiliates, (B) terminating, amending or assigning existing relationships, and contractual rights and obligations of the Company, Parent, Acquisition Sub or their respective Affiliates, (C) requiring, Parent, Acquisition Sub, or the Company or any of their respective Affiliates to grant any right or commercial or other accommodation to, or enter into any material commercial contractual or other commercial relationship with, any Third Party and (D) imposing limitations on Parent, Acquisition Sub, the Company or any of their respective Affiliates with respect to how they own, retain, conduct or operate all or any portion of their respective businesses or assets; provided that any such action contemplated by clause (ii) above is conditioned upon the consummation of the transactions contemplated by this Agreement, including the Merger; provided, further, that Parent and Acquisition Sub shall not be required to take (or agree not to take) any action, (I) that is not conditional on the consummation of the Merger, (II) that would subject Parent, Acquisition Sub, or any of their Affiliates to any criminal liability or (III) when taken together with all other actions, efforts, or agreements, would reasonably be expected to have a material adverse effect on the business, operations or financial results of Parent and its Subsidiaries (including the Company and its Subsidiaries) as a whole.

(c)          Within 20 Business Days of the date of this Agreement (unless otherwise agreed by the parties hereto), Parent shall submit to the Company the Security Clearance Filings, and the Company shall deliver the Security Clearance Filings to the CSAs within five Business Days thereafter. Parent shall take all actions necessary regarding the Security Clearance Filings, including providing all such information and assurances as may be required, requested or imposed by the CSAs, including without limitation, entering into a commitment letter, special security agreement or other similar arrangement or agreement in relation to any business of the Company that is subject to the NISPOM Rule.

(d)          Each of the parties hereto will furnish to the other such necessary information and reasonable assistance as the other may reasonably request in connection with the preparation of any required governmental filings or submissions and will reasonably cooperate in good faith in responding to any inquiry from a Governmental Authority, including (i) promptly informing the other party of such inquiry, (ii) consulting in advance before making any presentations or submissions to a Governmental Authority, (iii) giving the other party the opportunity to attend and participate in any substantive meetings or discussions with any Governmental Authority, to the extent not prohibited by such Governmental Authority and (iv) supplying each other with copies of all material correspondence, filings or communications between either party and any Governmental Authority with respect to this Agreement. The Company and Parent, in their respective sole and absolute discretion, may redact material as necessary to comply with contractual arrangements, address reasonable attorney-client or other privilege or confidentiality concerns and exclude any information relating to Company valuation and similar matters relating to the transactions contemplated herein, or designate any competitively sensitive material as “Outside Counsel Only Material,” such that such materials and the information contained therein shall be given only to the outside counsel of the recipient and will not be disclosed to employees, officers or directors of the recipient unless express permission is obtained in advance from the source of the materials or its legal counsel.

(e)          Parent and Acquisition Sub shall not, and shall not permit any of their Affiliates to, (i) acquire or agree to acquire by merging or consolidating with, or by purchasing a portion of the assets of or equity in, or by any other manner, any business of any Person or other business organization or division thereof, or otherwise acquire or agree to acquire any assets or equity interests or (ii) take or agree to take any other action (including entering into or agreeing to enter into any material license, joint venture or other transaction), in each case that would reasonably be expected to (A) impose any delay in the obtaining of, or increase the risk of not obtaining, approval from, or avoiding an Action by, any Governmental Authority under Antitrust and Foreign Investment Laws necessary to consummate the transactions contemplated by this Agreement, including the Merger, or the expiration or termination of any applicable waiting period, (B) increase the risk of any Governmental Authority entering an Order under Antitrust and Foreign Investment Laws prohibiting the consummation of the transactions contemplated by this Agreement or (C) otherwise delay or prevent the consummation of the transactions contemplated by this Agreement, including the Merger.

Section 6.4           Company Preferred Stock.

(a)          The Company shall use its commercially reasonable efforts following the date hereof but subject to and conditioned upon the Effective Time, to obtain, or cause to be obtained, the consent of the holders of the Company Convertible Preferred Stock to elect to be converted into shares of Company Common Stock upon the occurrence of the Effective Time (and, otherwise, pursuant to the terms of the Convertible Certificate of Designations) such that the resulting Company Common Stock is converted into the right to receive the Merger Consideration, pursuant to Section 3.1(b)(i); provided, however, that notwithstanding anything to the contrary in this Agreement, in no event will the Company’s failure to obtain such consent of the holders of the Company Convertible Preferred Stock be deemed to condition or delay the Closing.

(b)          The Company shall use commercially reasonable efforts to facilitate the redemption of the Company Nonconvertible Preferred Stock, on or prior to the Closing Date; provided that the parties hereto further acknowledge and agree that each share of Company Nonconvertible Preferred Stock that is redeemed shall be redeemed for the Preferred Stock Consideration using the Exchange Fund, on the Closing Date, upon the occurrence of the Effective Time; provided, further, that notwithstanding anything to the contrary in this Agreement, in no event will the Company’s failure to effect the redemption of the Company Nonconvertible Preferred Stock be deemed to condition or delay the Closing.

Section 6.5           Access to Information; Confidentiality.

(a)          Until the earlier of the Effective Time and the termination of this Agreement pursuant to Article VIII, upon reasonable notice and subject to applicable Law, the Company shall (and shall cause each of its Subsidiaries to) afford to Parent and its Representatives reasonable access, at Parent’s sole cost and expense, in a manner not disruptive in any material respect to the operations of the business of the Company and its Subsidiaries, during normal business hours and upon reasonable advance notice, to the properties, books and records of the Company and its Subsidiaries and, during such period, shall (and shall cause each of its Subsidiaries to) furnish promptly to such Representatives all information (to the extent not publicly available) concerning the business, properties and personnel of the Company and its Subsidiaries as may reasonably be requested (and if necessary, to provide such information through a “clean team” or “common interest” agreement); provided, however, that nothing herein shall require the Company or any of its Subsidiaries to disclose any information to Parent or Acquisition Sub if such disclosure would, in the reasonable judgment of the Company (taking into account the protections of any applicable clean team or common interest agreement), (a) cause significant competitive harm to the Company or its Subsidiaries if the transactions contemplated by this Agreement are not consummated, (b) violate any applicable Law or Order or the provisions of any agreement to which the Company or any of its Subsidiaries is a party or (c) jeopardize any attorney-client, other legal privilege or trade secret protection; provided, further, that nothing herein shall authorize Parent or its Representatives to undertake any invasive or intrusive sampling, testing or assessment of any environmental media. Notwithstanding anything herein to the contrary, the Company shall not be required to provide access or make any disclosure to Parent pursuant to this Section 6.5 to the extent that such access or information is reasonably pertinent to a litigation where the Company or any of its Affiliates, on the one hand, and Parent or any of its Affiliates, on the other hand, are adverse parties. No investigation or access permitted pursuant to this Section 6.5 shall affect or be deemed to modify any representation or warranty made by the Company hereunder. The Confidentiality Agreement shall apply with respect to information and materials furnished by the Company, its Subsidiaries and the Company’s officers, employees and other Representatives hereunder and, if this Agreement is terminated prior to the Effective Time, the Confidentiality Agreement shall remain in full force and effect in accordance with its terms prior to giving effect to the execution of this Agreement.

(b)          The Company may, as it deems advisable and necessary, reasonably designate any competitively sensitive material provided to Parent under this Section 6.5 as “outside counsel only”. Such material and the information contained therein shall be given only to the outside legal counsel of Parent and will not be disclosed by such outside counsel to employees, officers or directors of Parent unless express permission is obtained in advance from the Company or its legal counsel.

(c)          Prior to the Closing, except as expressly permitted herein, none of Parent and its Affiliates (including Acquisition Sub) or their respective employees, directors, officers, agents or Representatives shall contact or communicate (or encourage others to contact or communicate, or assist others in contacting or communicating) with, directly or indirectly, any Covered Person.

Section 6.6           Non-Solicitation; Competing Proposals.

(a)          Except as otherwise permitted by this Agreement, the Company shall, and shall cause its Subsidiaries and each of its and their respective directors and officers to, and shall instruct and use its reasonable best efforts to cause its other Representatives to, immediately cease and cause to be terminated any existing solicitation of, or discussions or negotiations with any Third Party relating to any Competing Proposal or any inquiry, discussion or request that would reasonably be expected to lead to a Competing Proposal, and the Company shall promptly (and in any event within two Business Days of the date hereof) request in writing that each Third Party that has previously executed a confidentiality agreement promptly return to the Company or destroy all non-public information previously furnished or made available to such Third Party or any of its Representatives by or on behalf of the Company or its Representatives in accordance with the terms of such confidentiality agreement. Except as otherwise provided in this Agreement, from the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement in accordance with the terms of Article VIII, the Company shall not, and shall cause its Subsidiaries and each of its and their respective directors and officers not to, and shall instruct and use its reasonable best efforts to cause its other Representatives not to, (i) initiate, solicit, propose, knowingly facilitate or knowingly encourage the making of any Competing Proposal or any inquiry or proposal that constitutes or would reasonably be expected to lead to a Competing Proposal, (ii) participate or engage in negotiations or substantive discussions with (it being understood that the Company may inform Persons of the provisions contained in this Section 6.6 in response to a bona fide, unsolicited inquiry), or furnish any nonpublic information to, any Person relating to a Competing Proposal or any inquiry or request that constitutes or would reasonably be expected to lead to a Competing Proposal, (iii) grant access to the properties, books, records or personnel of the Company or its Subsidiaries to any Person relating to any Competing Proposal or any inquiry or proposal that constitutes or would reasonably be expected to lead to a Competing Proposal, (iv) grant any waiver, amendment or release (to the extent not automatically waived, amended or released upon announcement of, or entering into this Agreement) of any Third Party under any standstill or confidentiality agreement; provided that, notwithstanding the foregoing, the Company shall be permitted to grant a waiver of or terminate (to the extent not automatically waived or terminated upon the announcement of, or entry into, this Agreement) any “standstill” or similar obligation of any Third Party with respect to the Company or any of its Subsidiaries to allow such Third Party to make a Competing Proposal if failure to so waive or terminate would be inconsistent with the Company’s directors’ fiduciary duties to the stockholders of the Company under applicable Law or (v) approve, endorse, recommend or execute or enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement or other similar agreement or Contract relating to a Competing Proposal or any proposal or offer that constitutes or would reasonably be expected to lead to a Competing Proposal (other than an Acceptable Confidentiality Agreement in accordance with the provisions of Section 6.6(c)) (any such letter of intent, memorandum of understanding, agreement or Contract, an “Alternative Acquisition Agreement”).

(b)          As promptly as reasonably practicable, and in any event within two Business Days of receipt by the Company or any of its Representatives of any Competing Proposal or any inquiry, proposal offer, or request (including any request for information) that constitutes or would reasonably be expected to lead to any Competing Proposal, the Company shall deliver to Parent a written notice setting forth: (i) the identity of the Third Party making such Competing Proposal or inquiry, proposal offer, or request and (ii) the material terms and conditions of any such Competing Proposal or such inquiry, proposal, offer or request (including, if applicable, copies of any written inquiries, requests, proposals or offers, including proposed term sheets and agreements relating thereto). The Company shall keep Parent reasonably informed of the status and any material amendment or modification of (and supplementally provide the terms of) any such Competing Proposal, inquiry, proposal, offer, or request on a prompt basis, and the status of any discussions or negotiations, and in any event within two Business Days following the Company’s receipt in writing of such an amendment or modification, and the general status of any discussions or negotiations with such Person or its Representatives, and provide copies of all draft documentation received from such Third Party relating to such Competing Proposal.

(c)          Notwithstanding anything to the contrary in this Agreement, but subject to compliance with the rest of this Section 6.6, at any time prior to the receipt of the Requisite Stockholder Approval, if the Company receives a bona fide, unsolicited Competing Proposal from any Person which did not result from a breach of this Section 6.6, (i) the Company and its Representatives may contact such Person to clarify the terms and conditions thereof and (ii) the Company and its board of directors and their respective Representatives may engage in negotiations or discussions with, or furnish any information and other access to, any Person making such Competing Proposal and its Representatives or potential sources of financing and/or their respective Representatives if the Company’s board of directors determines in good faith (after consultation with its outside legal counsel and financial advisors) that such Competing Proposal either constitutes a Superior Proposal or would reasonably be expected to result in a Superior Proposal; provided that (x) prior to furnishing any material nonpublic information concerning the Company or its Subsidiaries, the Company receives from such Person, to the extent such Person is not already subject to a confidentiality agreement with the Company, an executed confidentiality agreement with such Person containing confidentiality terms that are not materially less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement, it being understood that such confidentiality agreement need not contain a standstill provision or otherwise restrict the making, or amendment, of a Competing Proposal (and related communications) to the Company or the Company’s board of directors (such confidentiality agreement, an “Acceptable Confidentiality Agreement”) and (y) any such material nonpublic information so furnished in writing shall be promptly made available to Parent to the extent it was not previously made available to Parent or its Representatives.

(d)          Except as otherwise provided in this Agreement, the board of directors of the Company shall not (i) (A) withdraw, withhold, qualify or modify, or propose publicly or otherwise to withdraw, withhold, qualify or modify, in a manner adverse to Parent or Acquisition Sub, or fail to make, the Company Recommendation, (B) adopt, approve or recommend, or propose publicly to adopt, approve or recommend, to the Company’s stockholders, or otherwise declare advisable, any Competing Proposal, (C) fail to publicly recommend against any Competing Proposal or fail to publicly reaffirm the Company Recommendation, in each case, within five Business Days after Parent so requests in writing following a publicly announced Competing Proposal (or, if earlier, the date that is two Business Days prior to the Stockholders’ Meeting), (D) fail to recommend against any Competing Proposal subject to Regulation 14D under the Exchange Act in a Solicitation/Recommendation Statement on Schedule 14D-9 within 10 Business Days after the commencement of such Competing Proposal or make any recommendation or public statement in connection with a tender or exchange offer that constitutes a Competing Proposal other than a recommendation against such offer or a “stop, look and listen” communication by the Company’s board of directors or (E) fail to include the recommendation of the Company’s board of directors in favor of approval and adoption of this Agreement and the Merger in the Proxy Statement (any action described in this clause (i) being referred to as an “Adverse Recommendation Change”) or (ii) approve or recommend, or allow the Company or any of its Subsidiaries to execute, approve or enter into, any Alternative Acquisition Agreement (other than an Acceptable Confidentiality Agreement as permitted hereunder). Notwithstanding anything in this Agreement to the contrary, at any time prior to receipt of the Requisite Stockholder Approval, the board of directors of the Company may (A) make an Adverse Recommendation Change in response to an event, occurrence, change, effect, condition, development or state of facts or circumstances (other than related to a Competing Proposal or Superior Proposal, or any proposal which constitutes or would reasonably be expected to lead to a Competing Proposal or Superior Proposal) that was neither known to, nor reasonably foreseeable by, the Company’s board of directors as of the date of this Agreement (or if known, the consequences of which were not known or reasonably foreseeable to the Company’s board of directors as of the date of this Agreement) (an “Intervening Event”), where, for the avoidance of doubt, (x) the fact in and of itself that the Company meets or exceeds projections, forecasts or estimates (it being understood that the underlying causes of, or contributors to, such performance that are not otherwise excluded from the definition of “Intervening Event” may be taken into account) and (y) changes in and of themselves in the price of the Company Common Stock or the trading volume thereof shall be considered known and reasonably foreseeable occurrences (it being understood that the underlying causes of, or contributors to, such changes in price or trading volume that are not otherwise excluded from the definition of “Intervening Event” may be taken into account), in each case, only if the board of directors of the Company has determined in good faith (after consultation with its outside legal counsel and financial advisors) that the failure to take such action would reasonably be expected to be inconsistent with the Company’s directors’ fiduciary duties under applicable Law or (B) if the Company has received a bona fide, unsolicited Competing Proposal which did not result from a material breach of this Section 6.6 and that is not withdrawn, and the board of directors of the Company has determined in good faith (after consultation with its outside legal counsel and financial advisors) that such Competing Proposal constitutes a Superior Proposal, make an Adverse Recommendation Change or terminate this Agreement pursuant to Section 8.1(c)(ii) (including making payment of the Termination Fee) and substantially concurrently enter into an Alternative Acquisition Agreement with respect to such Competing Proposal that constitutes a Superior Proposal, if and only if, the board of directors of the Company has determined in good faith (after consultation with its outside legal counsel and financial advisors) that the failure to take such action would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable Law and the Company has complied in all material respects with this Section 6.6 with respect to such Competing Proposal and the Person making such Competing Proposal; provided, however, that (x) no Adverse Recommendation Change may be made and (y) no termination of this Agreement pursuant to this Section 6.6(d) and Section 8.1(c)(ii) may be effected, in each case unless and until: (i) the fourth Business Day (the “Notice Period”) following Parent’s receipt of a written notice from the Company advising Parent of the Company’s board of directors’ intent to make an Adverse Recommendation Change (a “Notice of Adverse Recommendation”) or terminate this Agreement pursuant to this Section 6.6(d) and Section 8.1(c)(ii) (a “Notice of Superior Proposal”), which Notice of Adverse Recommendation shall specify in reasonable detail the applicable Intervening Event or Superior Proposal and which Notice of Superior Proposal shall specify the terms and conditions (and include the most current version of each proposed Contract providing for such Superior Proposal, including any Contract relating to financing) of any such Competing Proposal which the board of directors of the Company has concluded constitutes a Superior Proposal and the identity of the Person making such Competing Proposal, (ii) during the Notice Period, if requested by Parent, the Company and its Representatives shall negotiate with Parent and its Representatives in good faith (to the extent Parent so desires to negotiate) to make adjustments to the terms and conditions of this Agreement so that either the failure to make an Adverse Recommendation Change in response to such Intervening Event would no longer be reasonably expected to be inconsistent with the fiduciary duties of the board of directors of the Company under applicable Law or such Competing Proposal would cease to constitute a Superior Proposal, as appropriate, and (iii) in determining whether to make such Adverse Recommendation Change or terminate this Agreement pursuant to this Section 6.6(d) and Section 8.1(c)(ii), as applicable, the board of directors of the Company shall take into account any changes to the terms of this Agreement timely proposed by Parent in response to a Notice of Adverse Recommendation or a Notice of Superior Proposal during the Notice Period (as may be extended). Any material revision to any Competing Proposal shall require a new Notice of Superior Proposal and the Company shall be required to comply again with the requirements of this Section 6.6(d); provided that the new Notice Period shall be three Business Days (but in no event shorter than the original four Business Day Notice Period).

(e)          Nothing in this Agreement shall restrict the Company or the board of directors of the Company from taking or disclosing a position contemplated by Rules 14d-9 or 14e-2(a) under the Exchange Act, or otherwise making disclosure to comply with applicable Law with regard to a Competing Proposal (it being agreed that a “stop, look and listen” communication by the board of directors to the Company’s stockholders pursuant to Rule 14d-9(f) under the Exchange Act or a factually accurate public statement by the Company that describes the Company’s receipt of a Competing Proposal and the operation of this Agreement with respect thereto shall not be deemed to be an Adverse Recommendation Change or give rise to a Parent termination right pursuant to Section 8.1(d)(ii)); provided, that the Company does not make any recommendation in connection therewith other than a recommendation against such offer.

(f)           For purposes of this Agreement:

(i)            “Competing Proposal” shall mean any bona fide written proposal or offer made by any Person (other than Parent, Acquisition Sub or any of their respective Affiliates) or group of Persons as defined in Section 13(d)(3) of the Exchange Act (x) to purchase or otherwise acquire, directly or indirectly, in one transaction or a series of transactions, (A) beneficial ownership (as defined under Section 13(d) of the Exchange Act) (or the right to acquire beneficial ownership) of more than 20% of the total outstanding equity securities of the Company (by vote or value) pursuant to a merger, consolidation or other business combination, sale of shares of capital stock, tender offer (including a self-tender offer), exchange offer, liquidation, dissolution or similar transaction or (B) any one or more assets or businesses of the Company and its Subsidiaries that constitute more than 20% of the revenues, earnings or assets of the Company and its Subsidiaries, taken as a whole, (y) with respect to the issuance, sale or other disposition, directly or indirectly to any Person (other than Parent, Acquisition Sub or any of their respective Affiliates) or group of Persons as defined in Section 13(d)(3) of the Exchange Act, of securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing more than 20% of the voting power of the Company, or (z) with respect to any merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution or other transaction involving the Company or its Subsidiaries pursuant to which any Person or group of Persons would have beneficial ownership (as defined pursuant to Section 13(d)(3) of the Exchange Act) of securities representing more than 20% of the total outstanding equity securities of the Company (by vote or value) after giving effect to the consummation of such transaction.

(ii)            “Superior Proposal” shall mean a Competing Proposal (with all percentages in the definition of Competing Proposal increased to 50%) made by a Third Party that the board of directors of the Company has determined in good faith, after consultation with its outside legal counsel and financial advisors and considering all legal, regulatory and financing aspects of such Competing Proposal as the board of directors of the Company considers to be appropriate (including the identity of the Third Party), is reasonably likely to be consummated in accordance with its terms, and if consummated would be, more favorable, from a financial point of view, to the Company’s stockholders than the transactions contemplated by this Agreement (taking into account any changes to the terms of this Agreement proposed by Parent to the Company in writing in response to such Competing Proposal under the provisions of Section 6.6(d)).

Section 6.7            Directors’ and Officers’ Indemnification and Insurance.

(a)          Parent and Acquisition Sub agree that all rights to exculpation, indemnification, contribution and advancement of expenses for facts, events acts or omissions occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time (including any matters arising in connection with the transactions contemplated hereby), now existing in favor of the current or former directors, officers or employees of (or in a comparable role with) the Company or its Subsidiaries, or any person serving at the request of the Company or any of its Subsidiaries as a director, officer or employee of (or in a comparable role with) another Person (the “D&O Indemnified Parties”), as the case may be, shall survive the Merger and shall continue in full force and effect in accordance with their terms (it being agreed that after the Closing such rights shall be mandatory rather than permissive, if applicable), and Parent shall and shall cause the Surviving Corporation and its Subsidiaries to perform such obligations thereunder. Parent shall cause the certificate of incorporation, bylaws or other organizational documents of the Surviving Corporation and its Subsidiaries to contain provisions with respect to exculpation, indemnification, advancement of expenses and limitation of director, officer and employee (or comparable) liability that are no less favorable to the D&O Indemnified Parties than those set forth in the Company’s and its Subsidiaries’ organizational documents as of the Closing Date, which provisions thereafter shall not, for a period of at least six years from the Effective Time, be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of the D&O Indemnified Parties.

(b)          Without limiting the foregoing, Parent shall (and Parent shall cause the Surviving Corporation to) (i) indemnify, defend and hold harmless, and advance expenses to, the D&O Indemnified Parties with respect to all facts, events, acts or omissions by them in their capacities as such at any time prior to and including the Effective Time (including any matters arising in connection with this Agreement or the transactions contemplated hereby), to the fullest extent that the Company or its Subsidiaries would be permitted by applicable Law; and (ii) pay in advance of the final disposition of any Action against any D&O Indemnified Party the expenses (including reasonable attorneys’ fees) of any D&O Indemnified Party upon receipt, if required by the DGCL, the Surviving Corporation’s organizational documents or any applicable indemnification agreement, of a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that such D&O Indemnified Party is not permitted to be indemnified under applicable Law. Notwithstanding anything to the contrary contained in this Section 6.7(b) or elsewhere in this Agreement, Parent shall not (and Parent shall cause the Surviving Corporation not to) settle or compromise or consent to the entry of any judgment or otherwise seek termination with respect to any Action, unless such settlement, compromise, consent or termination includes an unconditional release of all of the D&O Indemnified Parties covered by the Action from all liability arising out of such Action.

(c)          For at least six years after the Effective Time, (i) Parent shall, and shall cause the Surviving Corporation and its other Subsidiaries to, maintain in full force and effect the coverage provided by the existing directors’ and officers’ liability insurance, employment practices liability insurance and fiduciary liability insurance in effect as of the Closing Date and maintained by the Company or any of its Subsidiaries, as applicable (the “Existing D&O Insurance Policies”), or provide substitute policies (with insurance carriers having an A.M. Best financial strength rating of least an “A”) for the Company and the D&O Indemnified Parties who are currently covered by such Existing D&O Insurance Policies, in either case, with limits and on terms and conditions no less advantageous to the D&O Indemnified Parties than the Existing D&O Insurance Policies, covering claims arising from facts, events, acts or omissions that occurred at or prior to the Effective Time, including the transactions contemplated hereby and (ii) Parent shall not, and shall not permit the Surviving Corporation or its other Subsidiaries to, take any action that would prejudice the rights of, or otherwise impede recovery by, the beneficiaries of any such insurance, whether in respect of claims arising before or after the Effective Time. In lieu of such insurance, prior to the Effective Time, the Company may purchase prepaid, non-cancellable six year “tail” directors’ and officers’ liability insurance, employment practices liability insurance and fiduciary liability insurance (“Tail Coverage”), effective as of the Effective Time, with limits and on terms and conditions no less advantageous to the D&O Indemnified Parties than the Existing D&O Insurance Policies, covering claims arising from facts, events, acts or omissions that occurred at or prior to the Effective Time, including the transactions contemplated hereby (provided, that Parent shall not be required to expend for such “tail” insurance an aggregate premium in excess of 300% of the aggregate annual premium paid for the Existing D&O Insurance Policies (the “Maximum Amount”); provided, further that if such insurance is not available or the annual premium for such insurance exceeds the Maximum Amount, then Parent shall obtain the best coverage available for a cost not exceeding the Maximum Amount), and Parent shall cause the Surviving Corporation (or its applicable Subsidiaries) to maintain such Tail Coverage in full force and effect, without any modification, and continue to honor the obligations thereunder, in which event Parent shall cease to have any obligations under the first sentence of this Section 6.7(c).

(d)          In the event that Parent, the Surviving Corporation, any of the Company’s Subsidiaries or any of their successors or assigns shall (i) consolidate with or merge or amalgamate into any other Person and shall not be the continuing or surviving company or entity of such consolidation, merger or amalgamation or (ii) transfer all or substantially all of its properties and assets to any Person, then, and in each such case, Parent shall cause proper provision to be made so that the successor and assign of Parent, the Surviving Corporation, any such Subsidiary or all or substantially all of its or their properties and assets, as the case may be, assumes the obligations set forth in this Section 6.7.

(e)          The D&O Indemnified Parties are third-party beneficiaries of this Section 6.7. The provisions of this Section 6.7 shall survive the Merger and are intended to be for the benefit of, and enforceable by, each D&O Indemnified Party and his or her successors, heirs or Representatives. Parent and the Surviving Corporation shall pay all reasonable expenses, including reasonable attorneys’ fees, that may be incurred by any D&O Indemnified Party in enforcing its indemnity and other rights under this Section 6.7. The rights of each D&O Indemnified Party hereunder shall be in addition to, and not in limitation of, any other applicable rights such D&O Indemnified Party may have under the respective organizational documents of the Company or any of its Subsidiaries or the Surviving Corporation, any other indemnification arrangement, applicable Law or otherwise.

(f)           Notwithstanding anything herein to the contrary, if any claim (whether arising before, at or after the Closing) is made against any of the D&O Indemnified Parties on or prior to the sixth anniversary of the Closing Date, the provisions of this Section 6.7 shall continue in effect until the final disposition of such claim.

Section 6.8           Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (a) any notice or other communication received by such party from any Governmental Authority in connection with the this Agreement, the Merger or the transactions contemplated hereby, or from any Person alleging that the consent of such Person is or may be required in connection with the Merger or the transactions contemplated hereby, if the subject matter of such communication or the failure of such party to obtain such consent could be material to the Company, the Surviving Corporation or Parent, and (b) any Action commenced against, relating to or involving or otherwise affecting such party or any of its Subsidiaries which relates to this Agreement, the Merger or the transactions contemplated hereby.

Section 6.9           Public Announcements. Except as otherwise contemplated by Section 6.6 or in connection with any dispute among the parties regarding this Agreement, the Company, Parent and Acquisition Sub shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the transactions contemplated hereby, provided that the initial press release with respect to the execution of this Agreement shall be in the form reasonably agreed to by the parties hereto, and none of the parties or their respective Affiliates shall issue any such press release or make any public statement prior to obtaining the other parties’ consent (which consent shall not be unreasonably withheld, conditioned or delayed), except that no such consent shall be necessary to the extent disclosure may be required by Law, Order or applicable stock exchange rule or any listing agreement of any party hereto or is consistent with prior communications previously consented to by the other parties. In addition, the Company may, without Parent or Acquisition Sub’s consent, and Parent and Acquisition Sub may, without Company’s consent, make public announcements, statements or other disclosures, including communications to employees, customers, suppliers and consultants and in response to questions by the press, analysts, investors or those participating in investor calls or industry conferences, that consist of information disclosed in previous public announcements, statements or other disclosures made by the Company and/or Parent in compliance with this Section 6.9 or that are consistent with any communications plan previously agreed to by Parent and the Company.

Section 6.10         Employee Benefits.

(a)          Employees of the Company or its Subsidiaries immediately prior to the Effective Time who remain employees of Parent, the Surviving Corporation or any of their Affiliates following the Effective Time are hereinafter referred to as the “Continuing Employees”. For the period commencing at the Effective Time and ending one year after the Effective Time (such period, the “Continuation Period”), Parent shall, or shall cause the Surviving Corporation or any of their respective Affiliates to, provide for each Continuing Employee, for so long as such Continuing Employee remains employed by the Surviving Corporation or its Affiliates, (i) at least the same base salary or wage rate, as applicable, and short-term cash incentive opportunities provided to such Continuing Employee immediately prior to the Effective Time and (ii) employee benefits that are substantially similar in the aggregate (including with respect to the proportion of employee cost) to the employee benefits provided to such Continuing Employee immediately prior to the Effective Time. Without limiting the generality of the foregoing, during the Continuation Period, Parent shall provide, or shall cause the Surviving Corporation or any of their respective Affiliates to provide, severance payments and benefits to each Continuing Employee whose employment is terminated during such period that are no less favorable than the greater of (x) the severance payments and benefits that are provided to similarly situated employees of Parent and its Subsidiaries at the time of such termination, and (y) the severance payments and benefits set forth in Section 6.10(a) of the Company Disclosure Letter.

(b)          From and after the Effective Time, Parent shall, and shall cause the Surviving Corporation or any of their respective Affiliates to, assume and honor all obligations under the Company Benefit Plans in accordance with their terms as in effect immediately prior to the Effective Time. Parent hereby acknowledges that consummation of the Merger will constitute a “change in control” (or similar term) of the Company under the terms of the Company Benefit Plans, as applicable.

(c)          For purposes of determining eligibility to participate, vesting, benefit, accruals, and entitlement to benefits, where length of service is relevant under any benefit or compensation plan or arrangement of Parent, the Surviving Corporation or any of their respective Affiliates after the Effective Time (collectively, the “New Plans”), the Continuing Employees shall receive credit for service with the Company and its Subsidiaries (and any respective predecessors) to the same extent such service credit was granted under the corresponding benefit plan or arrangement of the Company or any of its Subsidiaries (including for purposes of severance plans), except to the extent any such service credit would result in the duplication of benefits or result in the violation of applicable law. In addition and without limiting the generality of the foregoing: (i) Parent shall use commercially reasonable efforts to ensure that each Continuing Employee shall be immediately eligible to participate, without any waiting time or satisfaction of any other eligibility requirements, in any and all New Plans to the extent that (A) coverage under such New Plan replaces coverage under a Company Benefit Plan in which such Continuing Employee participated immediately before the Effective Time (collectively, the “Old Plans”) and (B) such Continuing Employee has satisfied all waiting time and other eligibility requirements under the Old Plan being replaced by the New Plan and (ii) for purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any Continuing Employee, Parent shall use commercially reasonable efforts to cause (A) all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such Continuing Employee and his or her covered dependents to the extent such conditions were inapplicable or waived under the comparable Old Plan and (B) any expenses incurred by any Continuing Employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date such Continuing Employee’s participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Continuing Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

(d)          Notwithstanding anything in this Section 6.10 to the contrary, nothing in this Agreement, whether express or implied, shall (i) be treated as the establishment, amendment or other modification of any Company Benefit Plan, New Plan or any other employee benefit plans of the Company or Parent or their respective Subsidiaries or Affiliates, or as a guarantee of employment for any employee of the Company or any of its Subsidiaries, (ii) prevent Parent or its Affiliates from terminating or amending any Company Benefit Plan or New Plan in accordance with its terms or (iii) create any third-party beneficiary rights in any director, officer, employee or individual Person, including any present or former employee, officer, director or individual independent contractor of the Company or any of its Subsidiaries (including any beneficiary or dependent of such individual), except as otherwise set forth in Section 9.6 of the Company Disclosure Letter.

(e)          On and after the date hereof, any material broad-based written employee notices or communication materials (including any website posting) to be provided or communicated by the Company with respect to employment, compensation or benefits matters addressed in this Agreement or related, directly or indirectly, to the transactions contemplated by this Agreement shall be subject to the prior prompt review and comment of Parent, and the Company shall consider in good faith revising such notice or communication to reflect any comments or advice that Parent timely provides.

Section 6.11      Conduct of Business by Parent Pending the Merger. Parent and Acquisition Sub covenant and agree with the Company that between the date hereof and the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 8.1, Parent and Acquisition Sub:

(a)          shall not amend or otherwise change any of the organizational documents of Acquisition Sub, except as may be agreed in writing by the Company and except for any amendments or changes as would not reasonably be expected to prevent, delay or impair the ability of Parent and Acquisition Sub to consummate the transactions contemplated by this Agreement, including the Merger; and

(b)          subject to the other terms and conditions of this Agreement, shall take all actions necessary to consummate the transactions contemplated by this Agreement, including the Merger.

Section 6.12         Repayment of Indebtedness. In connection with and conditioned upon the Effective Time, Parent shall (or shall cause an Affiliate to) provide and make available to the Company in immediately available funds in an amount equal to the amount necessary for the Company and its Subsidiaries to repay and discharge in full all amounts outstanding or otherwise due and owing pursuant to the terms of the financing arrangements set forth on Section 6.12 of the Company Disclosure Letter (as such Section may be updated by the Company after the date hereof) (collectively, the “Company Debt”), including accrued interest thereon and all fees, expenses and other obligations (including penalties, premiums, break funding fees or other charges or amounts that become payable thereunder as a result of the prepayment thereunder or the consummation of the transactions contemplated at the Closing or that may become due and payable at the Effective Time) of the Company or any of its Subsidiaries thereunder (collectively, the “Debt Payoff Amount”). Subject to Parent’s compliance with the previous sentence, the Company shall pay the Debt Payoff Amount to the counterparties under the Company Debt as promptly as practicable following the date the Company receives such Debt Payoff Amount, but no sooner than the Effective Time. The foregoing notwithstanding, with respect to Company Debt constituting secured equipment financing (“Equipment Debt”), to the extent such Equipment Debt (x) will not by its terms default, automatically accelerate or allow the holders thereof to cause the acceleration, repurchase or redemption thereof, in each case, as a result of the completion of the Merger or (y) prior to the Closing Date, such default, acceleration, right to accelerate or cause the repurchase or redemption thereof has been waived or deferred by the holders thereof, such Equipment Debt shall not be repaid on the Closing Date and the Debt Payoff Amount will be reduced by the amount of such Equipment Debt. Prior to the Closing Date, Parent shall identify Equipment Debt that Parent desires to remain outstanding following the Closing, and each of Company, and Parent shall use its commercially reasonable efforts to obtain from the holders of such identified Equipment Debt such consents as may be necessary to permit such Equipment Debt to remain outstanding following the Closing; provided, further, that notwithstanding anything to the contrary in this Agreement, in no event will Parent’s failure to effect the foregoing be deemed to condition or delay the Closing. The Company shall use its commercially reasonable efforts to, on or prior to the Closing Date, provide Parent with customary payoff letters (collectively, the “Payoff Letters”) from the agent or trustee, as applicable, under the Existing Debt Agreements, which Payoff Letters shall set forth the aggregate amounts required to satisfy in full all such indebtedness of the Company or any of its Subsidiaries to be discharged at the Closing.

Section 6.13         Acquisition Sub; Parent Affiliates. Parent shall take all actions necessary to cause Acquisition Sub and any other applicable Affiliates of Parent to perform their respective obligations under this Agreement. Any Consent or waiver by Parent under this Agreement shall be deemed to also be a Consent or waiver by Acquisition Sub. Parent and Acquisition Sub shall be jointly and severally liable for the failure by either of them to perform and discharge any of their respective covenants, agreements and obligations pursuant to this Agreement.

Section 6.14         No Control of the Company’s Business. Nothing contained in this Agreement is intended to give Parent, Acquisition Sub or any of their respective Affiliates, directly or indirectly, the right to control or direct the Company’s or its Subsidiaries’ operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ operations.

Section 6.15         Rule 16b-3 Matters. Prior to the Effective Time, the Company shall be permitted to take such further actions, if any, as may be reasonably necessary or appropriate to ensure that the dispositions of equity securities of the Company (including any derivative securities) pursuant to the transactions contemplated by this Agreement by any officer or director of the Company (including any Person who is deemed to be a “director by deputization” under applicable securities Laws) who is subject to Section 16 of the Exchange Act are exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 6.16         Stock Exchange Matters. Parent shall cause the Company’s securities to be de-listed from the NASDAQ and de-registered under the Exchange Act as soon as practicable following the Effective Time; provided that such delisting and termination shall not be effective until after the Effective Time.

Section 6.17         Takeover Statutes. In connection with and without limiting the foregoing, the Company and Parent shall (a) take all reasonable action necessary to ensure that no “fair price,” “business combination,” “control share acquisition” or other state takeover statute or similar Law is or becomes applicable to this Agreement or any of the transactions contemplated hereby and (b) if any “fair price,” “business combination,” “control share acquisition” or other state takeover statute or similar Law becomes applicable to this Agreement or any of the transactions contemplated hereby, take all reasonable action necessary to ensure that such transactions may be consummated as promptly as practicable on the terms required by, or provided for, in this Agreement and otherwise to minimize the effect of such Law on the Merger and the other transactions contemplated by this Agreement.

Article VII
CONDITIONS TO THE MERGER

Section 7.1           Conditions to the Obligations of Each Party. The respective obligations of each party to consummate the transactions contemplated by this Agreement, including the Merger, are subject to the satisfaction or (to the extent not prohibited by Law) waiver by the Company, Parent and Acquisition Sub at or prior to the Effective Time of the following conditions:

(a)          the Requisite Stockholder Approval shall have been obtained;

(b)          any waiting period (or any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, and the applicable waiting periods (or any extensions thereof) or clearance, as applicable and described, under the Antitrust and Foreign Investment Laws of the jurisdictions set forth on Section 6.3(a) of the Company Disclosure Letter and Parent Disclosure Letter shall have expired, been terminated or been obtained; and

(c)          no Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order which is then in effect and has the effect of restraining, enjoining, rendering illegal or otherwise prohibiting consummation of the Merger.

Section 7.2           Conditions to Obligations of Parent and Acquisition Sub to Effect the Merger. The obligations of Parent and Acquisition Sub to effect the Merger are, in addition to the conditions set forth in Section 7.1, further subject to the satisfaction or (to the extent not prohibited by Law) waiver by Parent at or prior to the Effective Time of the following conditions:

(a)          each of the representations and warranties of the Company contained in Section 4.1, Section 4.3 and Section 4.21 shall be true and correct in all material respects as of the Closing Date as though made on such date (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties shall have been true and correct as of such specific date only);

(b)          each of the representations and warranties of the Company contained in Section 4.2(a) shall be true and correct in all respects except for de minimis inaccuracies as of the Closing Date as though made on such date (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties shall have been true and correct as of such specific date only);

(c)          each of the representations and warranties of the Company contained in this Agreement not otherwise contemplated in Section 7.2(a) or Section 7.2(b), shall be true and correct, without giving effect to any materiality or Company Material Adverse Effect qualifications set forth therein, as of the Closing Date as though made on such date (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties shall be so true and correct as of such specific date only), except where the failures of any such representations and warranties to be so true and correct, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect;

(d)          since the date hereof, there shall not have been a Company Material Adverse Effect;

(e)          the Company shall have performed or complied in all material respects with its covenants, obligations or agreements required under this Agreement to be performed or complied with on or prior to the Closing Date; and

(f)           the Company shall have delivered a certificate to Parent, dated as of the Closing Date and duly executed by a senior executive officer (or similar authorized person) of the Company, certifying to the effect that the conditions set forth in Sections 7.2(a), (b), (c), (d) and (e) have been satisfied.

Section 7.3           Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger is, in addition to the conditions set forth in Section 7.1, further subject to the satisfaction or (to the extent not prohibited by Law) waiver by the Company at or prior to the Effective Time of the following conditions:

(a)          each of the representations and warranties of Parent and Acquisition Sub contained in this Agreement shall be true and correct, without giving effect to any materiality or “Parent Material Adverse Effect” qualifications set forth therein, as of the Closing Date as though made on and as of such date (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties shall be so true and correct as of such specific date only), except where the failure of any such representations and warranties to be so true and correct, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect;

(b)          Parent and Acquisition Sub shall have performed or complied in all material respects with their respective covenants, obligations or agreements required under this Agreement to be performed or complied with on or prior to the Closing Date; and

(c)          Parent shall have delivered a certificate to the Company, dated as of the Closing Date and duly executed by a senior executive officer of Parent, certifying to the effect that the conditions set forth in Sections 7.3(a) and Section 7.3(b) have been satisfied.

Article VIII
TERMINATION, AMENDMENT AND WAIVER

Section 8.1           Termination. Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated, at any time prior to the Effective Time, whether before or after the Requisite Stockholder Approval is obtained (except as otherwise expressly noted), as follows:

(a)          by mutual written consent of each of Parent and the Company;

(b)          by either Parent or the Company, if:

(i)            the Merger shall not have been consummated on or before 5:00 p.m. (Dallas time) on September 21, 2024 (the “Termination Date”); provided, however, that if as of the Termination Date a condition set forth in Section 7.1(b) or Section 7.1(c) (with respect to Antitrust and Foreign Investment Laws) shall not have been satisfied or waived, the Termination Date shall be automatically extended until the date that is 90 days after the original Termination Date, and such date, as so extended, shall be the Termination Date; provided, further, that the right to terminate this Agreement pursuant to this Section 8.1(b)(i) shall not be available to any party if the failure of such party (and, in the case of Parent, including the failure of Acquisition Sub) to perform or comply with any of its obligations under this Agreement has been the principal cause of or resulted in the failure of the Closing to have occurred on or before such date;

(ii)            prior to the Effective Time, any Governmental Authority of a competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order or taken any other action permanently restraining, enjoining, rendering illegal or otherwise prohibiting the transactions contemplated by this Agreement, and such Law or Order or other action shall have become final and non-appealable; provided, however, that the right to terminate this Agreement under this Section 8.1(b)(ii) shall not be available to a party if the issuance of such Law or Order or taking of such action was primarily due to the failure of such party (and, in the case of Parent, including the failure of Acquisition Sub) to perform any of its obligations under this Agreement (including as set forth in Section 6.3); or

(iii)            the Requisite Stockholder Approval shall not have been obtained at the Stockholders’ Meeting duly convened therefor or at any adjournment or postponement thereof at which this Agreement and the transactions contemplated hereby have been voted upon;

(c)          by the Company, if:

(i)            Parent or Acquisition Sub shall have breached or failed to perform any of their respective representations, warranties, covenants or other agreements set forth in this Agreement, which breach or failure to perform (A) would give rise to the failure of any condition set forth in Section 7.3(a) or Section 7.3(b) and (B) is not capable of being cured, or is not cured, by Parent or Acquisition Sub on or before the earlier of (x) the Termination Date and (y) the date that is 30 days following the Company’s delivery of written notice to Parent or Acquisition Sub, as applicable, of such breach; provided, however, that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.1(c)(i) if the Company is then in material breach of any of its representations, warranties, covenants or agreements hereunder; or

(ii)            prior to receipt of the Requisite Stockholder Approval, the board of directors of the Company shall have authorized the Company to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal in accordance with Section 6.6(d) (after compliance in all material respects with the terms of Section 6.6); provided that, (A) substantially concurrently with such termination, the Company enters into such Alternative Acquisition Agreement and (B) prior to or substantially concurrently with such termination pays (or causes to be paid) at the direction of Parent the Termination Fee as specified in Section 8.3(a)(ii); or

(d)          by Parent, if:

(i)            the Company shall have breached or failed to perform any of its representations, warranties, covenants or other agreements set forth in this Agreement, which breach or failure to perform (A) would give rise to the failure of any condition set forth in Section 7.2(a), Section 7.2(b), Section 7.2(c), Section 7.2(d) or Section 7.2(e), and (B) is not capable of being cured, or is not cured, by the Company on or before the earlier of (x) the Termination Date and (y) the date that is 30 days following Parent’s delivery of written notice to the Company of such breach; provided, however, that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.1(d)(i) if Parent or Acquisition Sub is then in material breach of any of its representations, warranties, covenants or agreements hereunder; or

(ii)            the board of directors of the Company shall have made an Adverse Recommendation Change; provided that Parent’s right to terminate this Agreement pursuant to this Section 8.1(d)(ii) shall expire upon the Requisite Stockholder Approval having been obtained.

Section 8.2        Effect of Termination. In the event that this Agreement is validly terminated pursuant to Section 8.1, written notice thereof shall be given to the other party or parties hereto, specifying the provision(s) in Section 8.1 pursuant to which such termination is made, and this Agreement shall forthwith become null and void and of no effect without liability on the part of any party hereto (or any of its Representatives or stockholders), and all rights and obligations of any party hereto shall cease; provided, however, that, except as otherwise provided in Section 8.3, no such termination shall relieve any party hereto of any liability or damages (which the parties hereto acknowledge and agree shall not be limited to reimbursement of Expenses or out-of-pocket costs, and, in the case of liabilities or damages payable by Parent and Acquisition Sub, the Company shall be entitled to seek damages that include the benefits of the transactions contemplated by this Agreement lost by the Company’s stockholders, taking into consideration all relevant matters, including lost stockholder premium, other combination opportunities and the time value of money), which shall be deemed in such event to be damages of such party, resulting from any knowing and intentional breach of this Agreement prior to such termination, in which case, except as otherwise provided in Section 8.3, the aggrieved party shall be entitled to all remedies available at law or in equity; provided, further, that the Confidentiality Agreement, and the provisions of this Section 8.2, Section 8.3 and Article IX shall survive any termination of this Agreement pursuant to Section 8.1 in accordance with their respective terms.

Section 8.3           Termination Fees.

(a)          In the event that:

(i)            (A) a Third Party shall have made to the Company or directly to the Company’s stockholders a Competing Proposal after the date of this Agreement, (B) this Agreement is subsequently terminated by the Company or Parent pursuant to Section 8.1(b)(iii) and at the time of the Stockholders’ Meeting a Competing Proposal has been publicly announced after the date of this Agreement and has not been withdrawn and (C) within twelve months of such termination of this Agreement, the Company consummates a transaction involving a Competing Proposal or enters into a definitive agreement providing for the consummation of a Competing Proposal and such Competing Proposal is subsequently consummated; provided, however, that for purposes of this Section 8.3(a), the references to “20%” in the definition of Competing Proposal shall be deemed to be references to “50%”;

(ii)            this Agreement is terminated by the Company pursuant to Section 8.1(c)(ii); or

(iii)            this Agreement is terminated by Parent pursuant to Section 8.1(d)(ii);

then the Company shall, (A) in the case of clause (i) above, no later than two Business Days following the date of the consummation of such transaction involving a Competing Proposal, (B) in the case of clause (ii) above, prior to or substantially concurrently with such termination, and (C) in the case of clause (iii) above, no later than two Business Days after the date of such termination, pay, or cause to be paid, by wire transfer of immediately available funds, at the direction of Parent, the Termination Fee (it being understood that in no event shall the Company be required to pay the Termination Fee on more than one occasion).

(b)          Notwithstanding anything to the contrary set forth in this Agreement, but subject to Section 9.12, Parent’s receipt in full of the Termination Fee pursuant to Section 8.3(a), in circumstances where the Termination Fee is owed pursuant thereto, shall constitute the sole and exclusive remedy of Parent and Acquisition Sub against the Company and its Subsidiaries and any of their respective direct or indirect, former, current or future general or limited partners, stockholders, members, managers, directors, officers, employees, agents, Affiliates or assignees of any of the foregoing (collectively, the “Company Related Parties”) for all losses and damages suffered as a result of the failure of the transactions contemplated by this Agreement to be consummated or for a breach or failure to perform hereunder or otherwise, and upon payment of such amount, none of the Company Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated by this Agreement.

(c)          Each of the parties hereto acknowledges that (i) the agreements contained in this Section 8.3 are an integral part of the transactions contemplated by this Agreement, (ii) the Termination Fee is not a penalty, but is liquidated damages, in a reasonable amount that will compensate Parent, in the circumstances in which such fee is payable, for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, which amount would otherwise be impossible to calculate with precision and (iii) without these agreements, the parties hereto would not enter into this Agreement. Accordingly, if the Company fails to timely pay any amount due pursuant to this Section 8.3 and, in order to obtain such payment, Parent commences a suit that results in a judgment against the Company for the payment of any amount set forth in this Section 8.3, the Company shall pay Parent its out-of-pocket costs and expenses in connection with such suit (including reasonably attorneys’ fees and expenses), together with interest on such amount at the annual rate of 2% plus the prime rate as published in The Wall Street Journal in effect on the date such payment was required to be made through the date such payment was actually received, or such lesser rate as is the maximum permitted by applicable Law.

Article IX
GENERAL PROVISIONS

Section 9.1           Non-Survival of Representations, Warranties and Agreements. The representations, warranties, covenants and agreements in this Agreement and any instrument delivered pursuant hereto by any Person shall terminate at the Effective Time or, except as provided in Section 8.2, upon the termination of this Agreement pursuant to Section 8.1, as the case may be, except that this Section 9.1 shall not limit any covenant or agreement of the parties hereto which by its terms contemplates performance, in whole or in part, after the Effective Time or after termination of this Agreement, including those contained in Section 6.7 and Section 6.10. In furtherance of the foregoing, other than in connection with any fraud (not based on constructive knowledge), as of the Closing, Parent and Acquisition Sub hereby waive (on behalf of themselves, each of their Affiliates and each of their Representatives), to the fullest extent permitted under Law, any and all rights, claims and causes of action in each case, that such party may have against the other parties hereto or any of their Affiliates or any of their respective Representatives arising under or based upon any theory whatsoever, under any Law, contract, tort or otherwise (including any claims arising under the Comprehensive Environmental Response, Compensation and Liability Act or any other Environmental Law) for any breach of any representation or warranty or covenant relating to any the Company or the subject matter of this Agreement.

Section 9.2           Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) (a) on the date of delivery if delivered by hand delivery or sent by electronic mail (read receipt requested) or (b) on the first Business Day following the date of dispatch if sent by a nationally recognized overnight courier (providing written proof of delivery), in each case to the parties at the following addresses:

if to Parent or Acquisition Sub:

TForce Holdings Inc.
c/o TFI International Inc.
8801 Trans-Canada Highway, Suite 500 Saint-Laurent, Quebec H4S 1Z6 Attention: Josiane M. Langlois
Tel.: 514-331-4113
Email: jlanglois@tfiintl.com

with a copy (which shall not constitute notice) to:

Scudder Law Firm, P.C., L.L.O.
411 South 13th Street, Suite 200
Lincoln, NE 68508
Attention:	Mark Scudder
Heidi Hornung-Scherr
Email:	mscudder@scudderlaw.com
hscherr@scudderlaw.com

if to the Company:

Daseke, Inc.
15455 Dallas Parkway, Suite 550
Addison, TX 75001

Email:	jonathan.shepko@daseke.com
soumit.roy@daseke.com
Attention:	Jonathan Shepko
Soumit Roy

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022
Email:	david.feirstein@kirkland.com
Attention:	David Feirstein, P.C.

and

Kirkland & Ellis LLP
609 Main Street, Suite 4700
Houston, Texas 77002
Email:	doug.bacon@kirkland.com
jennifer.gasser@kirkland.com
Attention:	Doug Bacon, P.C.
Jennifer Gasser

or to such other address or electronic mail address for a party as shall be specified in a notice given in accordance with this Section 9.2.

Section 9.3           Severability. If any term, provision, covenant or restriction of this Agreement or the application thereof to any Person or circumstance is held by a court of competent jurisdiction or other authority to be invalid, void, illegal, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, insofar as the foregoing can be accomplished without materially affecting the economic benefits anticipated by the parties to this Agreement. Upon such determination that any term or other provision is invalid, void, illegal, unenforceable or against regulatory policy, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible. Notwithstanding the foregoing, the parties intend that the remedies and limitations thereon contained in Section 8.3(b) be construed as an integral provision of this Agreement and that such remedies and limitations shall not be severable in any manner that increases a party’s liability or obligations hereunder.

Section 9.4           Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties; provided that Parent or Acquisition Sub may transfer or assign its rights and obligations under this Agreement, in whole or from time to time in part, to (a) one or more of its Affiliates at any time (except any such assignment which would, or would reasonably be expected to, prevent, delay or impair the ability of Parent to consummate the Merger and the other transactions contemplated by this Agreement) and (b) after the Effective Time, to any Person; provided that, in each case, any assignment by Parent or Acquisition Sub shall not relieve Parent or Acquisition Sub of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective permitted successors and assigns. Any attempted assignment in violation of this Section 9.4 shall be null and void.

Section 9.5           Entire Agreement. This Agreement (including the exhibits, annexes and appendices hereto) constitutes, together with the Confidentiality Agreement, the Company Disclosure Letter and the Parent Disclosure Letter, the entire agreement, and supersedes any and all other prior agreements and understandings, both written and oral and express and implied, among the parties hereto, or any of them, with respect to the subject matter hereof.

Section 9.6           No Third-Party Beneficiaries. This Agreement is not intended to and shall not confer upon any Person other than the parties hereto any rights or remedies hereunder; provided, however, that it is specifically intended that (a) the D&O Indemnified Parties (with respect to Section 6.7 from and after the Effective Time) and (b) the Company Related Parties (with respect to Section 8.3) are express third-party beneficiaries of this Agreement.

Section 9.7            Amendment. This Agreement may be amended, modified or supplemented by mutual, written agreement of the Company and Parent at any time before or after receipt of the Requisite Stockholder Approval; provided, however, that after the Requisite Stockholder Approval has been obtained, there shall not be any amendment that by Law or in accordance with the rules of any stock exchange requires further approval by the stockholders of the Company without such further approval of such stockholders. This Agreement may not be amended, modified or supplemented except by an instrument in writing signed by each of the parties hereto.

Section 9.8           Extension; Waiver. At any time prior to the Effective Time, subject to applicable Law, any party hereto may (a) extend the time for the performance for its benefit of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties made to it by another party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any agreement or condition for its benefit contained herein. Any such extension or waiver shall only be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. Notwithstanding the foregoing, no failure or delay by the Company, Parent or Acquisition Sub in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The rights and remedies provided herein shall be cumulative and not exclusive of any rights or remedies provided by Law.

Section 9.9           Expenses; Transfer Taxes. Except as expressly set forth herein (including the following sentence), all Expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement, including the Merger shall be paid by the party incurring such Expenses, whether or not such transactions are consummated; provided that the Company and Parent shall each pay for and be responsible for 50% of any and all filing fees incurred by the parties and payable to any Governmental Authority in connection with any such filings with respect to Antitrust and Foreign Investment Laws. Parent shall timely and duly pay, or cause to be timely and duly paid, all (a) transfer, stamp and documentary Taxes or fees and (b) sales, use, gains, real property transfer and other similar Taxes or fees arising out of or in connection with entering into and carrying out this Agreement.

Section 9.10      Governing Law. This Agreement and all Actions (whether based on contract, tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the actions of Parent, Acquisition Sub or the Company in the negotiation, administration, execution, performance and enforcement thereof, shall be governed by, and construed in accordance with the laws of the State of Delaware, without regards to any choice or conflicts of laws principles (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

Section 9.11         Failure of Delay Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

Section 9.12         Specific Performance.

(a)          The parties hereto acknowledge and agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties hereto do not perform the provisions of this Agreement (including failing to take such actions as are required of it hereunder to consummate the transactions contemplated by this Agreement, including the Merger) in accordance with its specified terms or otherwise breach such provisions. Accordingly, subject to Section 9.12(b) the parties hereto acknowledge and agree that the parties hereto shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof (including the right of a party hereto to cause the other parties hereto to consummate the transactions contemplated by this Agreement, including the Merger), in addition to any other remedy to which they are entitled at Law or in equity. Each of the parties hereto agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at Law or that any award of specific performance is not an appropriate remedy for any reason at Law or in equity. Any party seeking an injunction or any other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to show proof of actual damages or provide any bond or other security in connection with any such Order.

(b)          To the extent any party hereto brings an Action to specifically enforce the performance of the terms and provisions of this Agreement (other than an Action to enforce specifically any provision that expressly survives the termination of this Agreement), the Termination Date shall automatically be extended to (i) the 20th Business Day following the resolution of such Action or (ii) such other time period established by the court presiding over such Action.

Section 9.13          Consent to Jurisdiction.

(a)          Each of the parties hereto hereby expressly and irrevocably (i) submits to the exclusive jurisdiction of the Chancery Court of the State of Delaware and any Delaware state appellate courts therefrom for any Action arising out of or relating to this Agreement or the transactions contemplated hereby (unless the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, in which case such matter shall be brought before any state or federal court located in the State of Delaware), (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any Action arising out of or relating to this Agreement or the transactions contemplated hereby in any court other than court set forth in clause (i), (iv) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any Action arising out of or relating to this Agreement or the transactions contemplated hereby in the courts set forth in clause (i), (v) waives and agrees not to plead or claim that any Action arising out of or relating to this Agreement or the transactions contemplated hereby brought in the courts set forth in clause (i) has been brought in an inconvenient forum and (vi) agrees that each of the other parties hereto shall have the right to bring any Action arising out of or relating to this Agreement or the transactions contemplated hereby for enforcement of a judgment entered by courts set forth in clause (i). Each of Parent, Acquisition Sub and the Company agrees that a final judgment in any Action arising out of or relating to this Agreement or the transactions contemplated hereby shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

(b)          Each party irrevocably consents to the service of any process, summons, notice or document by mailing copies thereof by registered or certified United States mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to Section 9.2 as effective service in any Action arising out of or in connection with this Agreement or the transactions contemplated hereby.

Section 9.14         WAIVER OF JURY TRIAL. EACH OF PARENT, ACQUISITION SUB AND THE COMPANY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE MERGER, ANY OF THE OTHER TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE ACTIONS OF PARENT, ACQUISITION SUB OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 9.14.

Section 9.15         Counterparts. This Agreement may be executed in multiple counterparts, all of which shall together be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Delivery of an executed signature page to this Agreement by electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

[Remainder of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, Parent, Acquisition Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

PARENT:
TFI International Inc.

By:	/s/ Alain Bédard
	Name:	Alain Bédard
	Title:	Chairman of the Board, President & CEO

ACQUISITION SUB:
Diocletian MergerCo, Inc.

By:	/s/ Alain Bédard
	Name:	Alain Bédard
	Title:	Chairman of the Board, President & CEO

THE COMPANY:
Daseke, Inc.

By:	/s/ Jonathan Shepko
	Name:	Jonathan Shepko
	Title:	Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

Appendix I

As used in this Agreement, the following terms shall have the following meanings:

“Acceptable Confidentiality Agreement” shall have the meaning set forth in Section 6.6(c).

“Acquisition Sub” shall have the meaning set forth in the Preamble.

“Action” shall mean any claim, demand, action, suit, proceeding, arbitration, mediation or investigation by or before any Governmental Authority.

“Adverse Recommendation Change” shall have the meaning set forth in Section 6.6(d).

“Affiliate” shall have the meaning set forth in Rule 12b-2 of the Exchange Act.

“Aggregate Merger Consideration” shall mean the sum of (i) the product of (a) the number of shares of Company Common Stock issued and outstanding (for the avoidance of doubt, other than those shares cancelled pursuant to Section 3.1(a)) immediately prior to the Effective Time multiplied by (b) the Merger Consideration, plus (ii) the product of (a) the number of shares of Company Nonconvertible Preferred Stock issued and outstanding immediately prior to the Effective Time multiplied by (b) the Preferred Stock Consideration.

“Agreement” shall have the meaning set forth in the Preamble.

“Alternative Acquisition Agreement” shall have the meaning set forth in Section 6.6(a).

“Anti-Bribery Laws” shall have the meaning set forth in Section 4.5(c).

“Antitrust and Foreign Investment Laws” shall mean the Sherman Act of 1890, the Clayton Act of 1914, the Federal Trade Commission Act of 1914, the HSR Act and all other federal, state, foreign, national or supranational Laws or Orders in effect from time to time that are designed or intended to prohibit, restrict or regulate (a) actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition, (b) foreign direct investments or (c) the public interest as it relates to national transportation.

“Blue Sky Laws” shall mean state securities or “blue sky” laws.

“Book-Entry Evidence” shall have the meaning set forth in Section 3.1(b).

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which all banking institutions in Dallas, Texas or Governmental Authorities in the State of Delaware are authorized or obligated by Law or executive order to close.

“Certificate of Merger” shall have the meaning set forth in Section 2.3(a).

“Certificates” shall have the meaning set forth in Section 3.1(b).

“Closing” shall have the meaning set forth in Section 2.2.

Appendix I (cont’d)

“Closing Date” shall have the meaning set forth in Section 2.2.

“Code” shall mean the Internal Revenue Code of 1986.

“Company” shall have the meaning set forth in the Preamble.

“Company Benefit Plan” shall mean (a) each “employee benefit plan” (within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA), and (b) each other employment agreement, bonus, stock option, stock purchase or other equity-based, incentive compensation, profit sharing, savings, retirement, disability, incentive, deferred compensation, severance, separation, termination, retention, change of control, welfare or other employee benefit plans, programs or agreements, in each case, (i) which is maintained or contributed to by the Company or its Subsidiaries for the benefit of any current or former director, officer or employee of the Company or its Subsidiaries or (ii) with respect to which the Company or any of its Subsidiaries is a party or has or could reasonably be expected to have any liability (but not including any a “multiemployer plan” (within the meaning of Section 3(37) of ERISA), any plan maintained by a Governmental Authority, or any plan mandated by applicable Law).

“Company Bylaws” shall have the meaning set forth in Section 4.1.

“Company Certificates of Designations” shall have the meaning set forth in Section 4.1.

“Company Charter” shall have the meaning set forth in Section 4.1.

“Company Common Stock” shall have the meaning set forth in Section 3.1(a).

“Company Convertible Preferred Stock” shall mean each share of Series A Preferred Stock, par value $0.0001 per share, of the Company.

“Company Debt” shall have the meaning set forth in Section 6.12.

“Company Disclosure Letter” shall mean the disclosure letter delivered by the Company to Parent simultaneously with the execution of this Agreement.

“Company Equity Awards” shall mean, collectively, (a) Company Options, (b) Company RSUs and (c) Company PSUs.

“Company Equity Plan” shall mean the Company’s 2017 Omnibus Incentive Plan as amended or amended and restated from time to time.

“Company Intellectual Property Rights” shall have the meaning set forth in Section 4.14(a).

“Company IT Assets” means the computer systems, software and software platforms, hardware, electronic data processing and telecommunications networks, databases, websites, servers, routers, hubs, switches, circuits, networks, data communications lines and all other information technology infrastructure and equipment, including any outsourced systems and processes, in each case, that are owned or used by the Company or any of its Subsidiaries in connection with the operation of the business of the Company and its Subsidiaries.

Appendix I (cont’d)

“Company Material Adverse Effect” means any change, effect, event, occurrence, state of facts or development that, individually or in the aggregate, (a) would or would reasonably be expected to prevent or materially delay, interfere with, impair or hinder the consummation by the Company of the Merger or (b) has resulted in or would reasonably be expected to result in a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that for purposes of this clause (b) only, that changes, events, effects or circumstances which, individual or in the aggregate, or directly or indirectly, to the extent they relate to or result from the following shall be excluded from (in either case, after giving effect to any change, event effect or circumstance or effect resulting therefrom) the determination of Company Material Adverse Effect: (a) general changes, events, effects or circumstances generally affecting any of the industries or markets in which the Company or its Subsidiaries operate; (b) any change in any Law or GAAP (or changes in interpretations of any Law or GAAP) and, to the extent relevant to the business of the Company and its Subsidiaries, in any legal or regulatory requirement or condition or the regulatory enforcement environment; (c) general economic, regulatory, legal, tax or political conditions (or changes therein) or conditions (or changes therein or disruptions thereof) in the U.S. or global financial, credit, banking, securities, debt or other capital markets (including changes in interest or currency exchange rates, credit availability, price levels or trading volumes in the United States or foreign securities markets); (d) any acts of God, natural disasters, force majeure events, terrorism, sabotage, armed hostilities, declared or undeclared acts of war, epidemics, pandemics or disease outbreaks, or any escalation or worsening of any of the foregoing; (e) the negotiation, execution, announcement, consummation or existence of this Agreement or the transactions contemplated hereby, including the Merger, including by reason of the identity of Parent, Acquisition Sub, or their respective Affiliates or any communication by Parent or its Subsidiaries regarding the plans or intentions of Parent with respect to the conduct of the business or the operations or strategy of the Company or any of its Subsidiaries and including the impact of any of the foregoing on any relationships (contractual or otherwise) with customers, suppliers, landlords, vendors, collaboration or joint venture partners, employees, regulators or any other Covered Person; (f) any action taken pursuant to, or required by, the terms of this Agreement, including any actions required under the Agreement to obtain any approvals, consents, registrations, permits, authorizations or other confirmations under applicable Law, or with the consent or at the direction of Parent or Acquisition Sub (or any action not taken as a result of the failure of Parent to consent to any action requiring Parent’s consent), (g) any changes in the market price or trading volume of the Company Common Stock, any failure by the Company or its Subsidiaries to meet internal, analysts’ or other earnings estimates or financial projections, estimates, predictions or forecasts for any period in respect of revenues, earnings or other financial or operating metrics, or other financial performance or results of operations for any period, any changes in credit ratings and any changes in any analysts’ recommendations or ratings with respect to the Company or any of its Subsidiaries (provided, that the facts or occurrences giving rise to or contributing to such changes or failure that are not otherwise excluded from the definition of “Company Material Adverse Effect” may be taken into account in determining whether there has been a Company Material Adverse Effect, unless such facts or occurrences would otherwise be excepted by this definition); (h) any matter described in the Company Disclosure Letter or reflected in the Company SEC Documents or the consolidated financial statements included therein; and (i) changes or events arising out of or resulting from any litigation or claim threatened or initiated by stockholders of the Company against the Company, any of its Subsidiaries or any of their respective officers or directors, in each case, arising out of or relating to the execution of this Agreement or the transactions contemplated hereby or any strategic alternatives considered by the Company.

Appendix I (cont’d)

“Company Material Contract” shall have the meaning set forth in Section 4.16(a).

“Company Nonconvertible Preferred Stock” shall mean each share of preferred stock designated as shares of (a) “Series B-1 Perpetual Redeemable Preferred Stock,” par value $0.0001 per share, of the Company or (b) “Series B-2 Perpetual Redeemable Preferred Stock,” par value $0.0001 per share, of the Company.

“Company Option” means an option to purchase shares of Company Common Stock, granted pursuant to the Company Equity Plan or otherwise.

“Company Permits” shall have the meaning set forth in Section 4.5(a).

“Company Preferred Stock” means, collectively, the Company Convertible Preferred Stock and the Company Nonconvertible Preferred Stock.

“Company PSU” shall mean a performance stock unit granted pursuant to the Company Equity Plan or otherwise, in each case, that vests on the basis of time and the achievement of performance targets and pursuant to which the holder has a right to receive shares of Company Common Stock following the vesting or lapse of restrictions applicable to such performance stock unit.

“Company Recommendation” shall mean the recommendation of the board of directors of the Company that the stockholders of the Company vote in favor of the approval of the Merger.

“Company Related Parties” shall have the meaning set forth in Section 8.3(b).

“Company RSU” shall mean a restricted stock unit granted pursuant to a Company Equity Plan or otherwise that vests solely on the basis of time and pursuant to which the holder has a right to receive shares of Company Common Stock or a cash amount equal to the fair market value of the applicable number of shares of Company Common Stock following the vesting or lapse of restrictions applicable to such restricted stock unit.

“Company SEC Documents” shall have the meaning set forth in Section 4.6(a).

“Competing Proposal” shall have the meaning set forth in Section 6.6(f)(i).

“Confidentiality Agreement” shall mean the confidentiality agreement dated December 1, 2023, between TFI International Inc. and the Company.

“Consent” shall have the meaning set forth in Section 4.4(b).

“Continuation Period” shall have the meaning set forth in Section 6.10(a).

“Continuing Employees” shall have the meaning set forth in Section 6.10(a).

Appendix I (cont’d)

“Contract” shall mean any written contract, subcontract, lease, sublease, conditional sales contract, purchase order, sales order, task order, delivery order, license, indenture, note, bond, loan, instrument, understanding, permit, concession, franchise, commitment or other agreement, other than any Company Benefit Plan.

“control” (including the terms “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by Contract or credit arrangement or otherwise.

“Converted PSU Award” shall have the meaning set forth in Section 3.3(c)(ii).

“Converted RSU Award” shall have the meaning set forth in Section 3.3(b)(ii).

“Convertible Certificate of Designations” shall have the meaning set forth in Section 4.1.

“Covered Person” shall mean any independent financial professionals or advisors (whether in-house or through licensed affiliations) that have a relationship with the Company, and any employee, registered representative, independent contractor or agent of the Company or its Subsidiaries.

“CSAs” shall mean the cognizant security agencies with respect to any business of the Company that is subject to the NISPOM Rule, including the Department of Defense, the Defense Counterintelligence and Security Agency and the U.S. Department of Energy.

“CT Act” shall mean the Canada Transportation Act (Canada).

“D&O Indemnified Parties” shall have the meaning set forth in Section 6.7(a).

“Debt Payoff Amount” shall have the meaning set forth in Section 6.12.

“DGCL” shall have the meaning set forth in the Recitals.

“Dissenting Shares” shall have the meaning set forth in the Section 3.4.

“Effective Time” shall have the meaning set forth in Section 2.3(a).

“Environmental Laws” shall mean all Laws relating to pollution or protection of the environment in effect on or prior to the date hereof.

“Equipment Debt” shall have the meaning set forth in Section 6.12.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974.

“Exchange Act” shall mean the Securities Exchange Act of 1934.

“Exchange Fund” shall have the meaning set forth in Section 3.2(a).

“Exchange Ratio” means a fraction (i) the numerator of which is the Merger Consideration and (ii) the denominator of which is the Parent Stock Price, rounded to four decimal places (with amounts 0.00005 and above rounded up).

Appendix I (cont’d)

“Existing D&O Insurance Policies” shall have the meaning set forth in Section 6.7(c).

“Existing Debt Agreements” shall mean (a) that certain Fifth Amended and Restated Revolving Credit and Security Agreement, dated as of April 29, 2021, by and among the Company, as guarantor, Daseke Companies, Inc. and its Subsidiaries from time to time party thereto, as the borrowers, the lenders from time to time party thereto and PNC Bank, National Association, as the agent for such lenders; and (b) that certain Term Loan Agreement, dated as of February 27, 2017, by and among Daseke Companies, Inc., as the borrower, the Company and the Subsidiaries of Daseke Companies, Inc. from time to time party thereto, as guarantors, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as agent for such lenders, in each case of the foregoing clauses (a) or (b), as the same has been amended, restated, supplemented or otherwise modified from time to time.

“Expenses” shall mean all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its Affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Proxy Statement and all SEC and other regulatory filing fees incurred in connection with the Proxy Statement, the solicitation of stockholder approvals, any filing with, and obtaining of any necessary action or non-action, Consent or approval from any Governmental Authority pursuant to any Antitrust and Foreign Investment Laws, engaging the services of the Paying Agent, any other filings with the SEC and all other matters related to the Closing and the other transactions contemplated by this Agreement.

“FHWA” shall have the meaning set forth in Section 4.19.

“FMCSA” shall have the meaning set forth in Section 4.19.

“GAAP” shall mean the United States generally accepted accounting principles.

“Governmental Authority” shall mean any United States (federal, state or local) or foreign government, or any governmental, regulatory, judicial or administrative authority, agency or commission.

“Hazardous Materials” shall mean all substances defined as hazardous substances, hazardous materials, pollutants, contaminants, toxic substances (or words of similar import) by or regulated as such under, any Environmental Law due to their hazardous, deleterious or dangerous properties or characteristics.

“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“Intellectual Property Rights” shall have the meaning set forth in Section 4.14(a).

“Intervening Event” shall have the meaning set forth in Section 6.6(d).

“IRS” shall mean the Internal Revenue Service.

Appendix I (cont’d)

“Knowledge” shall mean the actual knowledge of the following officers and employees of the Company or Parent, as applicable, without the benefit of an independent investigation of any matter: (a) for the Company: each of those individuals set forth on Section C-K of the Company Disclosure Letter; and (b) for Parent: each of those individuals set forth on Section P-K of the Parent Disclosure Letter.

“Law” shall mean any and all domestic (federal, state or local) or foreign laws (including common law), rules, regulations, Orders, judgments or decrees promulgated by any Governmental Authority.

“Leased Real Property” shall mean all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures or other interest in real property held by the Company or any of its Subsidiaries.

“Leases” shall mean all leases, subleases, licenses, concessions and other agreements pursuant to which the Company or any of its Subsidiaries holds any Leased Real Property.

“Lien” shall mean liens, mortgages, pledges, security interests, charges or other material encumbrances of any kind.

“Malicious Code” shall mean any (a) “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus,” “ransomware,” or “worm” (as such terms are commonly understood in the software industry), or (b) other code designed or intended to have, or capable of performing, any of the following functions: (i) disrupting, disabling, harming, interfering with or otherwise impeding in any manner the operation of, or providing unauthorized access to, a Company IT Asset on which such code is stored or installed; or (ii) damaging or destroying any data or file without the user’s consent.

“Maximum Amount” shall have the meaning set forth in Section 6.7(c).

“Merger” shall have the meaning set forth in the Recitals.

“Merger Consideration” shall have the meaning set forth in Section 3.1(b).

“NASDAQ” shall have the meaning set forth in Section 4.4(b).

“New Plans” shall have the meaning set forth in Section 6.10(c).

“NISPOM Rule” shall mean the National Industrial Security Program Operating Manual Rule, 32 C.F.R. 117.1, et seq. and any other legal or regulatory authority, including the National Security Act of 1947 and Atomic Energy Act of 1954, respecting national security clearances or access to classified or restricted information or nuclear materials and information.

“Non-Material Licenses” shall have the meaning set forth in Section 4.16(a)(xiv).

“Nonconvertible Certificate of Designations” shall have the meaning set forth in Section 4.1.

Appendix I (cont’d)

“Notice of Adverse Recommendation” shall have the meaning set forth in Section 6.6(d).

“Notice of Superior Proposal” shall have the meaning set forth in Section 6.6(d).

“Notice Period” shall have the meaning set forth in Section 6.6(d).

“Old Plans” shall have the meaning set forth in Section 6.10(c).

“Order” shall mean any decree, judgment, injunction or other order in any Action by or with any Governmental Authority.

“Owned Real Property” shall mean all land, together with all buildings, structures, improvements and fixtures located thereon, and all easements and other rights and interests appurtenant thereto, owned by the Company or any of its Subsidiaries.

“Parent” shall have the meaning set forth in the Preamble.

“Parent Common Stock” means the common shares of Parent.

“Parent Disclosure Letter” shall mean the disclosure letter delivered by Parent to the Company simultaneously with the execution of this Agreement.

“Parent Material Adverse Effect” shall mean any change, event, effect or circumstance which, individually or in the aggregate has prevented or materially delayed or materially impaired or would reasonably be expected to prevent or materially delay or materially impair, the ability of Parent to consummate the transactions contemplated by this Agreement, including the Merger.

“Parent Organizational Documents” shall mean the certificate of incorporation, bylaws (or equivalent organizational or governing documents), and other organizational or governing documents, agreements or arrangements, each as amended to date, of each of Parent and Acquisition Sub.

“Parent Stock Price” shall mean an amount equal to the volume weighted average price per share rounded to four decimal places (with amounts 0.00005 and above rounded up) of Parent Common Stock on the New York Stock Exchange (as reported by Bloomberg L.P. or another authoritative source mutually selected by Parent and the Company) for the ten consecutive trading days ending with the last trading day ending immediately prior to the Closing Date.

“Paying Agent” shall have the meaning set forth in Section 3.2(a).

“Paying Agent Agreement” shall have the meaning set forth in Section 3.2(a).

“Payoff Letters” shall have the meaning set forth in Section 6.12.

“PCAOB” shall mean the Public Company Accounting Oversight Board.

Appendix I (cont’d)

“Permitted Liens” means (a) any Lien for Taxes, assessments, utilities, landlords and other governmental charges, fees or levies not yet due and payable or that are being contested in good faith by any appropriate proceedings, (b) Liens securing indebtedness or liabilities that are reflected in the Company SEC Documents or incurred in the ordinary course of business since the end of the most recent fiscal year or quarter, as applicable, for which a Company SEC Document has been filed by the Company with the SEC and Liens securing indebtedness or liabilities that have otherwise been disclosed to Parent in writing, (c) such Liens or other imperfections of title, if any, that do not have a Company Material Adverse Effect, including (i) easements or claims of easements whether or not shown by the public records, boundary line disputes, overlaps, encroachments and any matters not of record which would be disclosed by an accurate survey or a personal inspection of the property, (ii) rights of parties in possession, (iii) any supplemental Taxes or assessments not shown by the public records and (iv) title to any portion of the premises lying within the right of way or boundary of any public road or private road, (d) Liens imposed or promulgated by Laws with respect to real property and improvements, including zoning regulations, building codes, permits, licenses, utility easements, rights of way and similar Liens imposed or promulgated by any Governmental Authority, (e) Liens disclosed on existing title reports or existing surveys, (f) mechanics’, carriers’, workmen’s, repairmen’s, materialmen’s, warehousemen’s, suppliers’, cashiers’ and similar Liens incurred in the ordinary course of business or arising by operation of law or that are not otherwise material; (g) Liens securing acquisition financing with respect to the applicable asset, including refinancings thereof, (h) licenses or other grants of Intellectual Property Rights, (i) covenants, conditions, restrictions, easements, rights of way, servitudes, encroachments, permits and oil, gas, mineral and any mining reservations, rights, licenses and leases that do not materially impair the value, occupancy or use of such real property, (j) deposits made in the ordinary course of business to secure payments of worker’s compensation, unemployment insurance or other types of social security benefits or the performance of bids, tenders, sales, Contracts, public or statutory obligations, and surety, stay, appeal, customs or performance bonds or similar instruments, in each case, arising in the ordinary course of business, (k) Liens resulting from securities Laws, (l) Liens incurred in connection with any purchase money security interests, conditional sales contracts, title retention contracts, consignment contracts, capital leases, mortgage debt, equipment leases or similar financing arrangements, (m) Liens arising under a contract over goods, documents of title to and related documents, in each case in respect of documentary credit transactions entered into with customers in the ordinary course of business, (n) Liens over insurances and their proceeds, in connection with financing premiums thereof in the ordinary course of business, (o) Liens created by (or at the request of) Parent, Acquisition Sub or any of their respective Affiliates, (p) Liens that will be removed, terminated or discharged at, prior to or in connection with Closing, (q) Liens arising from precautionary Uniform Commercial Code financing statements or similar filings, (r) Liens in favor of depositary banks arising under documentation governing deposit accounts, which Liens secure the payment of returned items, settlement item amounts, customary bank fees for maintaining deposit accounts and similar items and fees, (s) any encumbrances on rolling stock solely resulting from the Existing Debt Agreements or securing other Company Debt, so long as the underlying security interests on such rolling stock securing the Existing Debt Agreements or such other Company Debt are released substantially contemporaneously with the Closing and (t) Liens that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Appendix I (cont’d)

“Person” shall mean an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a Governmental Authority.

“Personal Data” shall mean data or information that (a) identifies a particular individual or (b) is defined as “personal data,” “personal information,” or “personally identifiable information” or a similar term under applicable Law.

“Preferred Stock Consideration” shall mean the Redemption Price (as such term is defined in the Nonconvertible Certificate of Designations) with respect to one share of Company Nonconvertible Preferred Stock.

“Privacy Obligations” shall mean, to the extent applicable to the Company or its Subsidiaries, all (a) applicable Law, (b) written policies or terms of use of the Company or its Subsidiaries or (c) contractual requirements or obligations, that in each case pertains to privacy or restrictions or obligations related to the collection or processing of Personal Data (including any security breach notification requirements).

“Proxy Statement” shall have the meaning set forth in Section 4.7.

“Representatives” shall mean, as to any Person, such Person’s Affiliates and its and their respective directors, officers, employees, agents, advisors, consultants, representatives and controlling Persons and any representatives of the foregoing.

“Requisite Stockholder Approval” shall have the meaning set forth in Section 4.20.

“SEC” shall mean the Securities and Exchange Commission.

“Secretary” shall have the meaning set forth in Section 2.3(a).

“Securities Act” shall mean the Securities Act of 1933.

“Security Clearance Filings” shall mean plans to address or mitigate any foreign ownership, control or influence, including, as relevant, in the form of a commitment letter and accounting for any interests or concerns of the CSAs, with respect to any business of the Company that is subject to the NISPOM Rule.

“Solvent” shall have the meaning set forth in Section 5.11.

“Stockholders’ Meeting” shall have the meaning set forth in Section 6.2(c).

“Subject Employee” shall have the meaning set forth in Section 6.1(e).

“Subsidiary” of any Person, shall mean any corporation, partnership, joint venture or other legal entity of which such Person (either above or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

Appendix I (cont’d)

“Superior Proposal” shall have the meaning set forth in Section 6.6(a).

“Surviving Corporation” shall have the meaning set forth in Section 2.1.

“Tail Coverage” shall have the meaning set forth in Section 6.7(c).

“Tax” or “Taxes” shall mean any income, profits, gross or net receipts, property, sales, use, capital gain, transfer, excise, franchise, employment, social security, occupation, payroll, capital, government pension or insurance, royalty, stamp or documentary, value added, goods and services, business or occupation tax or other similar governmental charge in the nature of a tax, in each case, collected or assessed by, or payable to, a Governmental Authority, together with all related penalties, interest and additions with respect thereto.

“Tax Returns” shall mean returns, reports and information statements, including any schedule or attachment thereto, with respect to Taxes filed or required to be filed with the IRS or any other Governmental Authority, including any claim for refund or amended return in connection with the determination, assessment or collection of any Tax.

“Tax Sharing Agreement” shall have the meaning set forth in Section 4.15(f).

“Taxing Authority” means any Governmental Authority having jurisdiction over the assessment, determination, collection or imposition of any Tax.

“Termination Date” shall have the meaning set forth in Section 8.1(b)(i).

“Termination Fee” shall mean an amount equal to $12,450,000.

“Third Party” shall mean any Person or group other than Parent, Acquisition Sub and their respective Affiliates.

“Tractors and Trailers” shall have the meaning set forth in Section 4.19.

“Treasury Regulations” shall mean the regulations promulgated under the Code.

“VDR” shall have the meaning set forth in Section 4.25.

“Vested Company PSU” shall have the meaning set forth in Section 3.3(c)(i).

“Vested Company RSU” shall have the meaning set forth in Section 3.3(b)(i).